UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14a-12

AGL RESOURCES INC.

(Name of Registrant as Specified in Its Charter)

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JOHN W. SOMERHALDER II

Chairman, President and Chief Executive Officer

March 18, 2010

To Our Shareholders:

On behalf of the board of directors, I am pleased to invite you to attend AGL Resources’ 2010 annual meeting of shareholders to be held on Tuesday, April 27, 2010, at our corporate headquarters at Ten Peachtree Place, Atlanta, Georgia. The meeting will start at 10:00 a.m., Eastern time. A map with directions is included in the attached proxy statement. Please note that you will need to present an admission ticket and picture identification in order to attend the meeting in person. Please see page 5 of the attached proxy statement for more information about attending the meeting in person.

The following items of business will be considered at the annual meeting of shareholders:

•	the election of three directors;

•

the adoption of an amendment to our bylaws to eliminate the classification of our board of directors, which conforms to the amendment to our articles of incorporation approved by the shareholders at the 2009 annual meeting of shareholders;

•	the ratification of the appointment of our independent registered public accounting firm; and

•	such other business as may properly come before the meeting.

During the meeting, we will discuss our efforts and achievements in 2009. We will also update shareholders on our business plans for 2010. Our directors, officers and other employees will be available to answer any questions you may have.

Your vote is very important to us. Regardless of the number of shares you own, please vote. You may vote by telephone (using the toll-free number on your proxy or vote instruction card), internet (using the address provided on your proxy or vote instruction card), or paper proxy or vote instruction card. Please see page 2 of the attached proxy statement or your enclosed proxy or vote instruction card for more detailed information about the various options for voting your shares.

Thank you for your ongoing ownership and support. We hope to see you at our annual meeting.

Sincerely,

John W. Somerhalder II

Ten Peachtree Place

Atlanta, Georgia 30309

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:00 a.m., Eastern time, Tuesday, April 27, 2010

Place:	Ten Peachtree Place, Atlanta, Georgia

Items of Business:

—     Elect three directors to serve until the 2011 annual meeting.

—     Approve an amendment to our bylaws to eliminate the classification of the board of directors, which conforms to the amendment to our articles of incorporation approved by the shareholders at the 2009 annual meeting.

—     Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.

—     Transact such other business as may properly come before the annual meeting or any adjournments.

Who May Vote:	You may vote if you owned shares of our common stock at the close of business on February 16, 2010 (the record date).

Proxy Voting:	Your vote is important. Please vote in one of these ways:

—     use the toll-free telephone number shown on the enclosed proxy or vote instruction card;

—     visit the web site listed on your proxy or vote instruction card; or

—     mark, sign, date and promptly return the enclosed proxy or vote instruction card in the enclosed postage-paid envelope.

Proxy Statement:	A copy of our proxy statement for the annual meeting, which contains information that is relevant to the proposals to be voted on at the annual meeting, is attached.

Annual Report:	A copy of our 2009 annual report, which contains financial and other information about our business, is enclosed.

Date of Availability:	We are pleased to take advantage of the new Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders over the internet. We believe the new rules will allow us to provide you with the information you need, while lowering the printing and delivery costs to us and reducing the environmental impact of our annual meeting. On or about March 18, 2010, we will mail to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2009 annual report and how to vote online. All other shareholders will receive the proxy statement and annual report by mail.

By Order of the Board of Directors,

Myra C. Bierria Corporate Secretary

Page
PROXY STATEMENT	1
About the Annual Meeting	1
Corporate Governance	7
Board of Directors	7
Director Independence	7
Policy on Related Person Transactions	8
Board Leadership Structure and Role in Risk Oversight	8
Committees of the Board	10
Board and Committee Meetings	14
Executive Sessions without Management	14
Communications with Directors	14
Ethics and Compliance Program	15
Share Ownership	16
Director Compensation	18
PROPOSAL 1—ELECTION OF DIRECTORS	22
General	22
PROPOSAL 2—APPROVAL OF AMENDMENT TO OUR BYLAWS TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS, WHICH CONFORMS TO THE AMENDMENT TO OUR ARTICLES OF INCORPORATION APPROVED BY THE SHAREHOLDERS AT THE 2009 ANNUAL MEETING	30
Audit Committee Report	31
PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010	32
Compensation and Management Development Committee Report	34
Compensation and Management Development Committee Interlocks and Insider Participation	35
Compensation Discussion and Analysis	36
Executive Compensation	53
Compensation Paid to Named Executive Officers	53
Grants of Plan-Based Awards	55
Outstanding Equity Awards at Fiscal Year End	57
Option Exercises and Stock Vested	59
Pension Benefits	60
Nonqualified Deferred Compensation	62
Potential Payments upon Termination or Change in Control	63
Equity Compensation Plan Information	70
Certain Relationships and Related Transactions	72
Section 16(a) Beneficial Ownership Reporting Compliance	72
General Information	73
Annex A—Proposed Amendment to Bylaws	A-1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2010:

A copy of our combined 2009 annual report and Form 10-K for 2009 is being made available with this proxy statement. You may receive a stand-alone copy of our 2009 Form 10-K free of charge upon written request directed to:

AGL Resources Inc. Investor Relations,

Attention: Stephen Cave,

Vice President, Finance,

P.O. Box 4569, Location 1071,

Atlanta, Georgia 30302-4569.

Our proxy statement and our 2009 annual report and Form 10-K may be accessed at

https://materials.proxyvote.com/001204

at our web site at www.aglresources.com.

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

The board of directors of AGL Resources is providing you these proxy materials in connection with the solicitation of proxies to be voted at our 2010 annual meeting of shareholders and at any postponement or adjournment of the annual meeting. The proxies will be voted in accordance with your instructions by John W. Somerhalder II, our chairman, president and chief executive officer; Paul R. Shlanta, our executive vice president, general counsel and chief ethics and compliance officer; and Andrew W. Evans, our executive vice president, chief financial officer and treasurer, or any of them. If your shares are held in our Retirement Savings Plus Plan (our 401(k) plan), your proxy will be voted by Merrill Lynch Bank & Trust Co., FSB, which is the trustee for the Retirement Savings Plus Plan, in accordance with the discretionary instructions of the Administrative Committee of the Retirement Savings Plus Plan. It is expected that the Administrative Committee will instruct the trustee to vote the 401(k) shares in accordance with your telephone, internet or written proxy vote, or, if you do not vote, “FOR” each of the three proposals.

Why did I receive a Notice of Internet Availability of Proxy Materials (Notice) in the mail instead of a printed set of proxy materials?

Pursuant to the new rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the internet to our shareholders by delivering a Notice in the mail. We are sending the Notice to certain record and beneficial shareholders. These shareholders have the ability to access the proxy materials, including our proxy statement and annual report, at www.proxyvote.com or to request a printed or email set of the proxy materials. Instructions on how to access the proxy materials over the internet or to receive a printed set may be found in the Notice. Shareholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials over the internet at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2010

The proxy statement and annual report are available at www.proxyvote.com

What will I be voting on?

You will be voting on:

•	Proposal 1—the election of three directors to serve until the 2011 annual meeting;

•

Proposal 2—the adoption of an amendment to our bylaws to eliminate the classification of the board of directors, which conforms to the amendment to our articles of incorporation approved by the shareholders at the 2009 annual meeting;

•	Proposal 3—the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010; and

•	such other business as may properly come before the annual meeting or any adjournments.

How does the board recommend I vote on the proposals?

The board of directors recommends you vote “FOR” each of the three proposals listed above.

How do I vote?

Most of our shareholders have three options for submitting their votes:

•	By telephone,

•	Via the internet, or

•	By mail.

If your AGL Resources shares are held in your name on the records maintained by Wells Fargo Bank, N.A., our transfer agent (meaning you are a “shareholder of record”), please follow the instructions on your proxy card.

If your AGL Resources shares are held through a brokerage firm or bank (that is, in “street name”), your ability to vote by telephone or over the internet depends on the voting process of your brokerage firm or bank. Please follow the directions on your vote instruction card.

Regardless of whether your AGL Resources shares are held by you as a record shareholder or in street name, you may attend the meeting and vote your shares in person. Please note that if your shares are held in street name and you want to vote in person, you must bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification.

Even if you plan to attend the meeting, we encourage you to vote your shares by telephone, internet or mail to simplify the voting process at the meeting.

How do I vote if my shares are held in the AGL Resources 401(k) plan?

If your AGL Resources shares are held in the Retirement Savings Plus Plan, only the trustee of the plan can vote your plan shares even if you attend the annual meeting in person. The plan trustee will vote your shares in accordance with your telephone, internet or written proxy vote. Please follow the instructions on your proxy card.

May I revoke my proxy?

Yes. You may revoke your proxy or vote instructions at any time before the annual meeting by voting again by telephone or via the internet or by timely signing and returning another proxy or vote instruction card with a later date. Additionally, if you are a shareholder of record or if you are a street name holder who has obtained a vote instruction card from your street name nominee, and you decide to attend the meeting and vote in person, you may request that any proxy or vote instruction card that you previously submitted not be used.

What if I don’t specify my choices when returning my proxy or vote instruction card?

If you return a signed and dated proxy or vote instruction card without indicating your vote, your shares will be voted “FOR” each of the three proposals specified in the notice of the meeting and in the discretion of the proxies on any other matter that may properly come before the meeting.

If you hold AGL Resources shares through the Retirement Savings Plus Plan and you return the proxy card but do not properly sign or date it or specify how you want your plan shares voted, it is expected that the plan trustee, upon instruction from the Administrative Committee of the Retirement Savings Plus Plan, will vote your plan shares “FOR” each of the three proposals specified in the notice of the meeting and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting.

May my shares be voted if I don’t submit a proxy or voting instructions?

If your AGL Resources shares are registered in your name on the books kept by our transfer agent and you do not return a signed proxy and do not vote by telephone or via the internet or in person at the meeting, your shares will not be voted.

If your AGL Resources shares are held in street name and you do not submit any voting instructions, your brokerage firm or bank may or may not vote your shares with regard to each of the three proposals, depending on stock exchange rules. If your AGL Resources shares are held through the Retirement Savings Plus Plan and you do not return the proxy card for those plan shares and do not vote by telephone or the internet or in person, it is expected that the plan trustee, upon instruction from the Administrative Committee of the Retirement Savings Plus Plan, will vote your shares “FOR” each of the three proposals specified in the notice of the meeting and as instructed by the Administrative Committee on any other proposals that may properly come before the meeting.

How many shares may I vote?

As of the February 16, 2010, record date for voting at the annual meeting, 78,009,981 shares of common stock of AGL Resources were outstanding and entitled to be voted at the annual meeting. You are entitled to one vote for each share of AGL Resources common stock you owned on the record date. Shares held by a trust which holds assets for our Nonqualified Savings Plan are included in the number of shares outstanding but are not eligible to be voted.

Is there a list of shareholders entitled to notice of the annual meeting?

A list of shareholders entitled to notice of the annual meeting is available for inspection by any shareholder between the hours of

9:00 a.m. and 5:00 p.m., Eastern time, at our headquarters at Ten Peachtree Place, Atlanta, Georgia. Please contact our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569, if you would like to review the shareholder list. The shareholder list will also be available at the annual meeting for inspection by any shareholder.

How many votes must be present to hold the annual meeting?

A majority of the 78,009,981 shares of AGL Resources common stock outstanding on the record date, not including the shares held by the Nonqualified Savings Plan trust which are not eligible to be voted, must be present, either in person or represented by proxy, to conduct the annual meeting.

How many votes are needed to elect directors?

Directors are elected by a plurality of the total number of votes cast, which means the three nominees who receive the largest number of properly cast votes will be elected as directors.

What happens if a director nominee fails to receive a majority of the votes cast in his or her election?

As described in “Proposal 1—Election of Directors—General,” our bylaws provide that if a director nominee in an uncontested election is elected by the required plurality vote of the shareholders but does not receive the affirmative vote of the holders of a majority of the shares voted, the director must promptly tender his or her resignation to the board of directors following certification of the shareholder vote. The Nominating, Governance and Corporate Responsibility Committee must then recommend to the board of directors whether to accept or reject the tendered resignation or whether to take other action. The board must then act on the tendered resignation and publicly disclose its decision and the rationale behind the decision within 90 days after the certification of the election results.

What if I vote “withhold authority” to elect directors?

In voting for the election of directors, a vote to “withhold authority” for the election of one or more director nominees will be counted for quorum purposes, but because the vote required to elect directors is a plurality vote, a vote to “withhold authority” will not affect the outcome of the election. However, a vote to “withhold authority” will be counted for purposes of determining whether a director nominee received the affirmative vote of holders of a majority of the shares voted. Please see “What happens if a director nominee fails to receive a majority of the votes cast in his or her election? ” above.

How many votes are required to adopt the proposed amendment to our bylaws?

The adoption of the amendment to our bylaws to eliminate the classification of the board of directors, which conforms to the amendment to our articles of incorporation approved by the shareholders at the 2009 annual meeting, requires approval by a majority of the votes entitled to be cast.

How many votes are required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the votes cast “FOR” to exceed the votes cast “AGAINST” the proposal.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares present and entitled to vote for quorum purposes. Abstentions and broker non-votes will not be treated as “votes cast,” and consequently they will not affect the outcome of the vote on the election of directors or the determination of whether a director nominee has received the affirmative vote of the holders of a majority of the shares voted (Proposal 1) or the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 3). However, abstentions and broker non-votes will have the same effect as votes “against” the proposal to amend our bylaws (Proposal 2).

“Broker non-votes” occur on a matter up for vote when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker or other nominee indicates on its proxy card, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will be considered at the annual meeting. If a matter that is not listed on the proxy or vote instruction card is properly brought before the annual meeting in accordance with Section 1.2 of our bylaws, the persons named as proxies will vote in accordance with their judgment of what is in the best interest of the Company, based on the discretionary voting authority conferred on them by the proxy and vote instruction cards.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and act as inspector of elections.

Where and when will I be able to find the voting results?

We will post the voting results on our web site at www.aglresources.com within four business days after the annual meeting. You also may find the results in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission, or SEC, within four business days following the annual meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokerage firms, banks and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank and/or our transfer agent to consolidate as many accounts as possible under the same name and address. All communications concerning accounts for shares registered in your name on the books kept by our transfer agent, including address changes, name changes, inquiries to transfer shares and similar issues, may be handled by making a toll-free call to Wells Fargo Shareowner Services at (800) 468-9716.

What do I need to bring with me if I want to attend the annual meeting?

The annual meeting is open to all holders of our common stock. To attend the annual meeting, you will need to bring an admission ticket and valid picture identification. If your shares are registered in your name on the books kept by our transfer agent or your shares are held as 401(k) plan shares, your admission ticket is part of your proxy card or may be printed from the internet when you vote online. If your shares are held in street name by your brokerage firm or bank, you will need to bring evidence of your stock ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the annual meeting) or your most recent brokerage account statement (in which case you will not be able to vote your shares at the meeting), together with valid picture identification. You may also request us to send you an admission ticket. If you do not have either an admission ticket or proof that you own our common stock, together with valid picture identification, you may not be admitted to the meeting.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at a postponed or adjourned meeting, unless the board of directors fixes a new record date for the postponed or adjourned meeting, which the board is required to do if the postponement or adjournment is for more than 120 days. If the meeting is postponed or adjourned, you will still be able to change or revoke your proxy until it is voted.

When are shareholder proposals for the 2011 annual meeting due?

Our bylaws require shareholders to give us advance notice of any shareholder nominations of directors and of any other matters shareholders wish to present for action at an annual meeting of shareholders. The required notice must be given within a prescribed time frame, which is calculated by reference to the date of the proxy statement relating to our most recent annual meeting.

Accordingly, with respect to our 2011 annual meeting of shareholders, our bylaws require notice to be provided to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569 no later than November 18, 2010. If a shareholder fails to provide timely notice of a proposal to be presented at the 2011 annual meeting, the persons designated as proxies by the board of directors will have discretionary authority to vote, and the trustee of the Retirement Savings Plus Plan will vote in accordance with the instructions of the Administrative Committee of the Retirement Savings Plus Plan based on its discretionary authority, on any such proposal that may come before the meeting.

If you are interested in submitting a proposal for inclusion in our proxy statement for the annual meeting in 2011, you need to follow the procedures outlined in the SEC’s Rule 14a-8. To be eligible for inclusion, your shareholder proposal intended for inclusion in the proxy statement for the 2011 annual meeting of shareholders must be received no later than November 18, 2010, by our Corporate Secretary at the address above.

This deadline does not apply to questions a shareholder may wish to ask at the annual meeting.

Who pays the costs associated with this proxy solicitation?

AGL Resources pays the expenses of soliciting proxies. We may consider the engagement of a proxy solicitation firm to assist in the solicitation of proxies. Additionally, proxies may be solicited on our behalf by directors, officers and employees, in person or by telephone, facsimile or electronic transmission. Directors, officers and employees will not be paid additional fees for those services.

CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed under the direction of the board of directors in accordance with the Georgia Business Corporation Code, our articles of incorporation and our bylaws. The role of the board of directors is to govern our affairs for the benefit of our shareholders and other constituencies, which include our employees, customers, suppliers, creditors and the communities in which we do business. The board strives to ensure the success and continuity of our business through the appointment of qualified executive management, overseen by the board.

Director Independence

Pursuant to New York Stock Exchange listing standards, our board of directors has adopted a formal set of categorical Standards for Determining Director Independence. In accordance with these Standards, a director must be determined to have no material relationship with the Company other than as a director in order to be considered an independent director. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company or its independent registered public accounting firm. The Standards also set forth independence criteria applicable to members of the Audit Committee, the Compensation and Management Development Committee and the Nominating, Governance and Corporate Responsibility Committee of the board of directors. These Standards were amended by our board of directors on October 28, 2009 and are available on our website at www.aglresources.com.

In accordance with these Standards, the board undertook in February 2010 an annual review of director independence. Based on this review, the board has affirmatively determined that, as to each current non-employee director (Messrs. Bell, Crisp, Johnson, Knox, Love, McTier, O’Hare, Riddle, Rubright, Ward and Wolf and Mmes. Bane and Whyte), no material relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each current non-employee director qualifies as “independent” in accordance with the Standards and the independence standards of the New York Stock Exchange. John W. Somerhalder II, our chairman, president and chief executive officer, is not independent because of his employment by the Company.

Mr. Somerhalder will not participate in any action of the board related to his compensation or any other matters requiring action by only non-employee directors.

In making these independence determinations, the board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been directors, officers or employees. The board also considered that the Company and its subsidiaries may make charitable contributions to not-for-profit organizations where our directors or their immediate family members serve or are executive officers.

For information about a certain transaction between us and a business entity with which Mr. Bell was formerly associated and the board’s determination that Mr. Bell is independent notwithstanding this transaction, see “Certain Relationships and Related Transactions.” The board of directors concluded that this relationship is not material and has no effect on the independence of Mr. Bell.

Policy on Related Person Transactions

The board of directors recognizes that related person transactions present a heightened risk of conflicts of interest and, therefore, has adopted a written policy with respect to related person transactions. For the purpose of the policy, a “Related Person” is (a) each executive officer as defined under Section 16 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” (b) each executive and senior vice president of AGL Resources, (c) each nominee for or member of the board of directors, (d) each holder of more than 5% of our common stock, or a “Significant Shareholder,” and (e) any immediate family member, as defined under the Exchange Act, of the persons listed in (a) through (d) above. A “Related Person Transaction” is a transaction between us and any Related Person, other than (1) transactions available to all employees or customers generally; (2) transactions involving less than $120,000 when aggregated with all similar transactions; (3) transactions excluded from disclosure in paragraphs four through seven of the instructions to Item 404(a) of Regulation S-K of the Exchange Act; and (4) charitable contributions by the Company to a charitable organization with which a Related Person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the charitable organization’s annual receipts for the preceding fiscal year.

Under the policy, when management becomes aware of a related person transaction involving a dollar amount that is less than two percent of either the Company’s consolidated gross revenues or the consolidated gross revenues of the related person, or any affiliate of such related person, for the prior fiscal year, management reports the transaction to the Chairman of the Nominating, Governance and Corporate Responsibility Committee. When management becomes aware of a related person transaction involving a dollar amount that is equal to or exceeds two percent of either the Company’s consolidated gross revenues or the consolidated gross revenues of the related person, or any affiliate of such related person, for the prior fiscal year, management reports the transaction to the Nominating, Governance and Corporate Responsibility Committee and requests approval or ratification of the transaction.

Transactions requiring approval or ratification must be approved by a majority of the disinterested members of the Nominating, Governance and Corporate Responsibility Committee. The Chairman will report to the full Nominating, Governance and Corporate Responsibility Committee at its next regularly scheduled committee meeting any related person transactions that are presented to him or her. The Nominating, Governance and Corporate Responsibility Committee will report to the full board all related person transactions presented to it.

The related party transaction concerning Mr. Bell referred to in this proxy statement did not require review by the Nominating, Governance and Corporate Responsibility Committee because it existed prior to the board of directors’ adoption of the policy.

Board Leadership Structure and Role in Risk Oversight

Our Company is led by Mr. John Somerhalder, who has served as our president and chief executive officer since March 2006 and our chairman, president and chief executive officer since October 2007. Our board of directors is comprised of Mr. Somerhalder and thirteen independent directors. Each of the standing committees of our board of directors is chaired by an independent director and each of our Audit, Compensation and Management Development and Nominating, Governance and Corporate Responsibility committees is comprised entirely of independent directors.

Under our Guidelines on Significant Corporate Governance Issues, or our Corporate Governance Guidelines, a copy of which is available on our web site at www.aglresources.com, if the chairman of the board of directors is an executive officer or employee of the Company, then the board of directors shall appoint, from among the independent directors, a lead director. Mr. Arthur E. Johnson currently serves as our Lead Director.

The board of directors appoints the Lead Director for a term ending on the earlier of (a) three years from the date of appointment or (b) the last day of the individual’s service on the board of directors. The Lead Director: (a) serves as chairman of the Executive Committee of the board of directors; (b) presides at the executive sessions of non-management directors; (c) collaborates with our chairman, president and chief executive officer, our general counsel and our corporate secretary on setting the annual calendar for all regular meetings of the board and its standing committees; (d) maintains close contact with the chairperson of each standing committee; (e) oversees the Company’s policy on communications between shareholders or other interested parties and non-management directors; and (f) communicates the results of the annual evaluation of the chief executive officer to the chief executive officer on behalf of the board of directors.

Our Audit Committee has the responsibility to review with management the Company’s (i) policies governing the process by which risk assessment and risk management are undertaken; and (ii) major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Finance and Risk Management Committee has the responsibility to (i) review with management the steps taken by management to ensure compliance with the Company’s risk management policies and procedures relating to interest rate risk, currency risk, credit risk, commodity risk, insurable risks and derivatives related to any of the foregoing; (ii) review steps taken by management to establish and monitor trading and risk management systems and controls at the Company’s asset management and optimization businesses and to ensure compliance at such businesses with risk management policies and procedures applicable to such businesses; and (iii) review management’s assessment of controls and procedures associated with such businesses’ management of transactions with affiliates and any reporting obligations to state or federal regulatory authorities. Our chief risk officer provides a quarterly report to the Finance and Risk Management Committee and meets in executive sessions with the Finance and Risk Management Committee at each regularly scheduled meeting. Each of the other committees of the board of directors has principal responsibility for reviewing and discussing with management those risk exposures: (i) specified in their charters or (ii) identified from time to time by the committees themselves or by the Audit Committee.

We determined our current board leadership structure is appropriate and helps ensure proper risk oversight for the Company, for a number of reasons, the most significant of which are the following:

•

A combined chairman and chief executive officer role allows for more productive meetings. The chief executive officer is the individual selected by the board of directors to manage the Company on a day to day basis, and his direct involvement in the Company’s operations makes him best positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

•

Our board structure provides strong oversight by independent directors and in addition a majority of our operations are subject to extensive regulation. Our Lead Director’s responsibilities include leading executive sessions of the board of directors during which our independent directors meet without management. These executive sessions allow the board of directors to review key decisions and discuss matters in a manner that is independent of the chief executive officer, and where necessary, critical of the chief executive officer and senior management. In addition, each of our board’s standing committees (including the Finance and Risk Management Committee) is chaired by an independent director.

•	Recognizing there may be a circumstance where a shareholder or other interested party’s interest should be represented independent of management, a key responsibility of the Lead Director is to receive, review and, where necessary, act upon direct communications from shareholders and other interested parties.

Committees of the Board

The board of directors has established five standing committees to assist it in discharging its duties. Actions taken by any committee of the board are reported to the board, usually at the board meeting next following a committee meeting. Each standing committee has adopted a written charter, which is available on our web site at www.aglresources.com and is available upon request to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. The committees of the board and their members at December 31, 2009 were as shown in the following table.

Members of the Board’s Committees

	Audit	Compensation and Management Development	Executive	Finance and Risk Management	Nominating, Governance and Corporate Responsibility
Sandra N. Bane	Ö	Ö
Thomas D. Bell, Jr.		Ö		Ö
Charles R. Crisp		Ö		Ö
Arthur E. Johnson		Ö	Ö**	Ö
Wyck A. Knox, Jr.	Ö				Ö
Dennis M. Love	Ö		Ö		Ö*
Charles H. McTier	Ö				Ö
Dean R. O’Hare	Ö				Ö
D. Raymond Riddle				Ö	Ö
James A. Rubright		Ö	Ö	Ö*
John W. Somerhalder II			Ö	Ö
Felker W. Ward, Jr.	Ö				Ö
Bettina M. Whyte		Ö*	Ö	Ö
Henry C. Wolf	Ö*		Ö		Ö

*	Denotes committee chair.
**	Denotes Lead Director.

Audit Committee

The Audit Committee met seven times during 2009. The Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Audit Committee reviews (1) the integrity of our financial statements, including our internal control over financial reporting, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function, and (5) the performance of the independent registered public accounting firm. Our chief financial officer, chief ethics and compliance officer, chief auditor, chief accounting officer and controller, and representatives of our independent registered public accounting firm each provide a quarterly report to and meet in separate executive sessions with the Audit Committee each quarter.

The board of directors has determined that all members of the Audit Committee satisfy the enhanced independence standards applicable to all members of the Audit Committee under the independence requirements of the SEC, the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The board also has determined that all members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange listing standards. The board has further determined that Henry C. Wolf, the Audit Committee Chair, is an “audit committee financial expert” within the meaning of SEC regulations. Information regarding Mr. Wolf’s qualification as an “audit committee financial expert” is included in his biographical information under the caption, “Proposal 1—Election of Directors—Directors Whose Terms Continue Until the Annual Meeting in 2012.”

Additional information regarding the Audit Committee and its functions and responsibilities is included in this proxy statement under the captions “Audit Committee Report” and “Proposal 3—Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2010.”

Compensation and Management Development Committee

The Compensation and Management Development Committee met seven times during 2009. All members of the Compensation and Management Development Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence. Among other things, the Compensation and Management Development Committee assists the board of directors in its efforts to achieve its goal of maximizing the long-term total return to shareholders by establishing policies by which officers, directors and employees are to be compensated in accordance with the board’s compensation philosophy and objectives and by overseeing management succession and executive development processes.

The board of directors delegated to the Compensation and Management Development Committee the following areas of responsibility that are more fully described in the Compensation and Management Development Committee’s charter:

•	Performance evaluation, compensation and development of executive officers;

•	Succession planning for executive officers;

•	Compensation of non-employee members of the board of directors;

•	Establishment of performance objectives under the Company’s short- and long-term incentive compensation plans and determination of the attainment of such performance objectives; and

•	Oversight of benefit plans.

The Compensation and Management Development Committee has delegated to our chief executive officer the authority to grant equity awards to employees of the Company solely in connection with non-annual grants to employees other than executive officers. The Committee has established narrowly defined, pre-approved parameters regarding the terms and conditions of grants under the delegated authority, including the eligible employee groups, the maximum number of shares subject to the delegation, the determination of the exercise price and other terms and conditions of the awards. The Committee also adopted a stock option grant policy that provides additional terms and conditions for grant making. See “Compensation Discussion and Analysis—Grants of Long-Term Incentive Awards” for more detail concerning our stock option grant policy.

Our chief executive officer, based on the performance evaluations of the other executive officers, recommends to the Compensation and Management Development Committee compensation for those executive officers. The executive officers, including our chief executive officer, also provide recommendations to the Committee from time to time related to compensation philosophy, program design, compliance, performance measures and competitive strategy.

The Compensation and Management Development Committee’s charter provides that the Committee, in its sole discretion, has the authority to retain a compensation consultant. Accordingly, Frederic W. Cook & Co., Inc., or F.W. Cook, was retained directly by the Compensation and Management Development Committee to assist it in 2009. F.W. Cook’s role is to provide expertise and data as needed by the Committee pertaining to all aspects of executive and director compensation, including but not limited to advice and counsel as to the amount and form of executive and director compensation, and to advise the Committee on emerging trends, best practices and regulatory practices.

Executive Committee

The Executive Committee did not meet during 2009. The Executive Committee may meet during intervals between board meetings and has all the authority of the board, subject to limitations imposed by law or our bylaws.

Finance and Risk Management Committee

The Finance and Risk Management Committee met four times during 2009. The Finance and Risk Management Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities. Among other things, the Finance and Risk Management Committee oversees (1) the management of our balance sheet including leverage, liquidity, funding sources, and related matters, (2) the annual capital budget and certain capital projects, (3) management’s assessments, actions, processes and procedures concerning our exposure to risks identified in the Finance and Risk Management Committee’s charter, and (4) any other matters that the board may delegate to the Finance and Risk Management Committee from time to time. Our chief risk officer provides a quarterly report to and meets in executive session with the Finance and Risk Management Committee at each regularly scheduled meeting.

Nominating, Governance and Corporate Responsibility Committee

The Nominating, Governance and Corporate Responsibility Committee met six times during 2009. All members of the Nominating, Governance and Corporate Responsibility Committee are independent, non-employee directors, as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director

Independence. The Nominating, Governance and Corporate Responsibility Committee’s primary responsibilities include (1) identifying individuals qualified to serve on the board of directors and recommending director nominees for selection by the full board of directors or shareholders, (2) evaluating, formulating and recommending to the board of directors corporate governance policies, and (3) overseeing the Company’s position on corporate social and environmental responsibilities.

Nomination of Director Candidates. The board of directors is responsible for recommending director candidates for election by the shareholders and for electing directors to fill vacancies or newly created directorships. The board of directors has delegated the screening and evaluation process for director candidates to the Nominating, Governance and Corporate Responsibility Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the board of directors. Potential candidates for director may come to the attention of the Nominating, Governance and Corporate Responsibility Committee through current directors, management, professional search firms, shareholders or other persons.

If the Nominating, Governance and Corporate Responsibility Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating, Governance and Corporate Responsibility Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, engagement of an outside firm to gather additional information and inquiry of persons with knowledge of the candidate’s qualifications and character. In its evaluation of director candidates, including the members of the board of directors eligible for reelection, the Nominating, Governance and Corporate Responsibility Committee considers the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board in view of the criteria for directors described in our Corporate Governance Guidelines, a copy of which is available on our web site at www.aglresources.com.

The Nominating, Governance and Corporate Responsibility Committee will consider director nominees proposed by shareholders. A shareholder may recommend a person for nomination for election to our board of directors by writing to our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569. Pursuant to our Corporate Governance Guidelines, each submission must include:

•	A brief biographical description of the candidate, including background and experience;

•	The candidate’s name, age, business address, and residence address;

•	The candidate’s principal occupation;

•	The following information about the shareholder making the recommendation:

•	the name and record address of such shareholder;

•	the number of shares of our common stock owned beneficially or of record by such shareholder;

•

a description of all arrangements or undertakings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such shareholder; and

•	The written consent of the candidate to being named as a nominee and to serve as a director if elected.

A shareholder’s recommendation for a candidate for nomination to be elected at the next annual meeting of shareholders must be received by our corporate secretary no later than 45 days prior to the end of the year preceding such annual meeting of shareholders. The Nominating, Governance and Corporate Responsibility Committee will evaluate these recommendations in the same manner as it evaluates all other nominees, using the criteria described in our Corporate Governance Guidelines.

The Nominating, Governance and Corporate Responsibility Committee periodically engages a third party search firm to identify possible director candidates for the Nominating, Governance and Corporate Responsibility Committee’s consideration based on skills and characteristics identified by the Nominating, Governance and Corporate Responsibility Committee and in light of gaps in board composition that the Nominating, Governance and Corporate Responsibility Committee may identify from time to time as the issues facing the board evolve. Such skills and characteristics desirable in the context of the then current make-up of the board of directors may include diversity, age, business or professional background, financial literacy and expertise, availability, commitment, independence and other relevant criteria.

Practices for Considering Diversity. The charter of the Nominating, Governance and Corporate Responsibility Committee provides that it shall review, at least annually, the appropriate skills and characteristics of members of the board of directors in the context of the then current make-up of the board. This assessment includes the following factors: diversity (including diversity of skills, background and experience); age; business or professional background; financial literacy and expertise; availability and commitment; independence; and other criteria that the Nominating, Governance and Corporate Responsibility Committee or the full board finds to be relevant. It is the practice of the Nominating, Governance and Corporate

Responsibility Committee to consider these factors when screening and evaluating candidates for nomination to the board of directors.

Board and Committee Meetings

Members of the board are kept informed through reports routinely presented at board and committee meetings by our chief executive officer and other officers and through other means. During 2009, the board of directors held five meetings. Each director attended 75% or more of the aggregate of all meetings of the board and each committee on which he or she served.

Executive Sessions without Management

To promote open discussion among the non-management directors, the board of directors schedules regular executive sessions in which the non-management directors meet without management’s participation. Such sessions are scheduled to occur at every regularly scheduled board meeting. The presiding director at such executive sessions is the Lead Director and Chairman of the Executive Committee of the board of directors. During 2009, the board met in executive session four times.

Communications with Directors

Shareholders and other interested parties may communicate with our board of directors or, alternatively, with the presiding director of executive sessions of our non-management directors or with the non-management directors as a group via our Ethics and Compliance Helpline at (800) 350-1014 or at www.mycompliancereport.com. A copy of our Procedures for Communicating with the Board of Directors of AGL Resources Inc. is available on our web site at www.aglresources.com and is available in print to any shareholder who requests it from our Corporate Secretary at AGL Resources Inc., P.O. Box 4569, Location 1466, Atlanta, Georgia 30302-4569.

Ethics and Compliance Program

The board of directors is responsible for overseeing management’s implementation of the Company’s ethics and compliance program to ensure that our business is conducted in a consistently legal and ethical manner. As part of the ethics and compliance program, our Company has established, and the board of directors has approved, a code of conduct entitled “Commitment to Integrity and Ethics—Our Code of Conduct and Ethics.” Our Code of Conduct and Ethics governs the way we treat our customers and co-workers, guides our community interactions, and strengthens our commitment to excellence and integrity. The Code of Conduct and Ethics covers a wide range of professional conduct, including environmental, health and safety standards, employment policies, conflicts of interest, accuracy of records, fair dealing, insider trading and strict adherence to all laws and regulations applicable to the conduct of our business. Under the Code of Conduct and Ethics, employees are required to conduct the Company’s activities in an ethical and lawful manner and all employees are expected to report any situation where they believe our internal policies or external laws are being violated. Our Code of Conduct and Ethics applies to our directors, officers and all of our employees.

In addition, the board of directors has adopted a Code of Ethics for the Chief Executive Officer and the Senior Financial Officers, or our Officers Code of Ethics, designed to deter wrongdoing and promote the following: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in documents filed with or submitted to the SEC; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Officers Code of Ethics; and accountability for adherence to the Officers Code of Ethics.

Any waiver of the Code of Conduct and Ethics or Officers Code of Ethics for an executive officer or, where applicable, for a member of the board of directors, requires the approval of the board of directors or a duly authorized committee of the board and will be promptly disclosed on our website at www.aglresources.com. No waivers have been granted under the codes.

The board of directors also has adopted Guidelines on Significant Corporate Governance Issues, or our Corporate Governance Guidelines, that set forth guidelines for the operation of the board of directors and its committees. The board periodically reviews our governance practices and procedures, evaluating them against corporate governance best practices.

Our Code of Conduct and Ethics, our Officers Code of Ethics and our Corporate Governance Guidelines are available on our website at www.aglresources.com. They also are available to any shareholder upon request to Investor Relations, AGL Resources Inc. at P.O. Box 4569, Location 1071, Atlanta, Georgia 30302-4569.

SHARE OWNERSHIP

Directors and Executive Officers

The following table presents information as of December 31, 2009, concerning the beneficial ownership of AGL Resources common stock by each director and director nominee, by each executive officer named in the Summary Compensation Table under the caption “Executive Compensation—Compensation Paid to Executive Officers,” whom we refer to collectively as the “named executive officers,” and by all executive officers and directors as a group, based on information furnished by them to us.

Beneficial ownership as reported in the table below has been determined in accordance with SEC regulations and includes shares of common stock which may be acquired within 60 days after December 31, 2009, upon the exercise of outstanding stock options but excludes shares and share equivalents held under deferral plans which are disclosed in a separate column. See note (3) below. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. As of December 31, 2009, no individual director, director nominee, named executive officer, or executive officers and directors as a group owned beneficially 1% or more of our common stock.

Name	Shares of Common Stock Beneficially Owned
	Owned Shares(1)	Option Shares(2)	Shares and Share Equivalents Held Under Deferral Plans(3)	Total
Sandra N. Bane	1,000	—	5,034	6,034
Thomas D. Bell, Jr.	20,027	—	—	20,027
Charles R. Crisp	7,087	—	7,915	15,002
Arthur E. Johnson	1,061	7,173	29,760	37,994
Wyck A. Knox, Jr.	12,122	—	28,348	40,470
Dennis M. Love	8,264	8,610	30,844	47,718
Charles H. McTier	2,168	—	7,243	9,411
Dean R. O’Hare	10,662	—	719	11,381
D. Raymond Riddle(4)	8,899	8,610	38,570	56,079
James A. Rubright	8,119	7,173	20,268	35,560
John W. Somerhalder II	79,251	122,567	11,003	212,821
Felker W. Ward, Jr.	15,589	8,647	29,204	53,440
Bettina M. Whyte	9,386	—	6,220	15,606
Henry C. Wolf	15,839	—	7,795	23,634
Andrew W. Evans	32,803	87,527	—	120,330
Henry P. Linginfelter	39,044	39,214	34	78,292
Douglas N. Schantz	47,290	46,087	6,830	100,207
Paul R. Shlanta	32,106	39,247	—	71,353
All executive officers and directors as a group (20 persons)(5)	382,389	430,002	229,787	1,042,178

(1)	Includes 100 shares held by each of our directors as required under our bylaws.

(2)	For the non-employee directors, reflects the shares that may be acquired upon exercise of stock options granted under the 1996 Non-Employee Directors Equity Compensation Plan (which we refer to as the 1996 Directors Plan) and for the executive officers, reflects the shares that may be acquired upon exercise of stock options granted under the 2007 Omnibus Performance Incentive Plan (which we refer to as the Omnibus Performance Incentive Plan), the Long-Term Incentive Plan (1999) (which we refer to as the Long-Term Incentive Plan), the predecessor plan, or under the Officer Incentive Plan.

(3)	Represents shares of common stock, common stock equivalents and accrued dividend credits held for non-employee directors under the 1998 Common Stock

Equivalent Plan for Non-Employee Directors, which we refer to as the Common Stock Equivalent Plan, and, for the named executive officers, under the Nonqualified Savings Plan. The common stock equivalents track the performance of AGL Resources common stock and are payable in cash. The shares and share equivalents may not be voted or transferred by the participants.

(4)	Includes 1,600 shares held by Mr. Riddle in trust via a Keogh account. Mr. Riddle has sole voting and investment power with respect to these shares.

(5)	Includes 3,926 shares for which a member of the group who is not a named executive officer has shared voting and investment power. Also includes 737 shares in a trust held by a member of the group who is not a named executive officer. Such member has sole voting and investment power with respect to these shares.

Owner of More Than 5% of AGL Resources Common Stock

We are aware of the following shareholders who beneficially own more than 5% of AGL Resources common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,911,539	(1)	7.64
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	3,956,870	(2)	5.10

(1)	According to a Schedule 13G filed with the SEC on January 29, 2010, BlackRock, Inc. has sole voting and sole investment power over these shares.

(2)	According to a Schedule 13G/A filed with the SEC on January 27, 2010, the reported shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”). Investment management contracts grant to the investment managers all investment and voting power over these shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and its principal stockholders may be deemed to be the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services.

DIRECTOR COMPENSATION

General

A director who is one of our employees receives no additional compensation for his or her services as a director or as a member of a committee of our board. A director who is not one of our employees (a non-employee director) receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Initial Stock Award

Stock awards include shares of our common stock and common stock equivalents as more fully described in the following paragraphs. All stock awards are 100% vested as of date of grant, eligible for dividend treatment at the same rate as our other shares of common stock, may be voted and may be transferred by the recipient.

Upon his or her initial election or appointment to the board, each non-employee director receives 1,000 shares of our common stock.

Annual Retainer

Each non-employee director receives an annual retainer for service as a director on the first day of each annual service term. The amount and form of the annual retainer are fixed from time to time by resolution of the board. The annual retainer is currently $105,000, of which $35,000, or the Cash Portion, is payable in cash and $70,000, or the Equity Portion, is payable in shares of our common stock. Alternatively, a director may choose to receive his or her entire retainer (including the Cash Portion) in shares of our common stock, or to defer the retainer under the Common Stock Equivalent Plan.

Amounts deferred under the Common Stock Equivalent Plan are invested in common stock equivalents that track the performance of our common stock and are credited with equivalents to dividend payments that are made on our common stock. Common stock equivalents may not be voted or transferred. At the end of a participating non-employee director’s board service, he or she receives a cash distribution based on the then-current market value of his or her common stock equivalents and dividend equivalents.

Committee Chair and Lead Director Retainer

Committee chairs receive an additional annual retainer on the first day of each annual service term. The Audit Committee chair receives $12,000; the Compensation and Management Development Committee chair receives $8,000; and all other committee chairs receive $6,000. The Lead Director receives an additional annual retainer of $20,000. The committee chair and Lead Director retainers are payable, at the election of each director, in cash or shares of our common stock, or they may be deferred under the Common Stock Equivalent Plan.

Meeting Fees

Each non-employee director receives $2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he or she is a member.

Meeting fees may be paid in cash or, at the election of a director, may be deferred under the Common Stock Equivalent Plan. As noted above, under the Common Stock Equivalent Plan, deferred meeting fees are invested in common stock equivalents that track the performance of our common stock and are credited with dividend equivalent payments. At the end of a non-employee director’s board service, a participating director receives a cash distribution based on the then-current market value of his or her common stock equivalents and dividend equivalents.

2009 Non-Employee Director Compensation Paid

As noted above, during the 2009 service term, each non-employee director received compensation as follows:

•	an annual retainer of $105,000 that, upon the election of each director, was paid in cash (limited to $35,000), or in shares of our common stock or deferred under the Common Stock Equivalent Plan;

•	a committee chair or Lead Director retainer, if applicable, that was paid in cash or shares of common stock, or deferred under the Common Stock Equivalent Plan; and

•	$2,000 for attendance in person or by telephone at each meeting of the board and any committee of the board of which he or she is a member.

The following table sets forth compensation earned and paid to or deferred by each non-employee director for service as a director during 2009.

2009 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)(3)(4)	Option Awards ($)(5)(6)	All Other Compensation ($)(7)	Total ($)
Sandra N. Bane	$67,000	$70,000	$—	$—	$137,000
Thomas D. Bell, Jr.	34,500	102,505	—	—	137,005
Charles R. Crisp	62,000	70,000	—	—	132,000
Arthur E. Johnson	75,750	82,000	—	—	157,750
Wyck A. Knox, Jr.	71,000	70,000	—	—	141,000
Dennis M. Love	5,000	136,007	—	—	141,007
Charles H. McTier	71,000	70,000	—	—	141,000
Dean R. O’Hare	71,000	70,014	—	—	141,014
D. Raymond Riddle	48,250	76,014	—	—	124,264
James A. Rubright	73,000	70,014	—	—	143,014
Felker W. Ward, Jr.	5,000	134,000	—	1,000	140,000
Bettina M. Whyte	38,000	101,008	—	—	139,008
Henry C. Wolf	5,000	148,003	—	1,000	154,003

(1)	Reflects the annual retainer, chair or Lead Director retainers and meeting fees paid and/or deferred, at the election of each director.

(2)	Reflects the full value of the awards at the date of grant, relating to stock awards, which include shares of our common stock and common stock equivalents as determined pursuant to the Financial Accounting Standards Board’s authoritative guidance related to stock compensation.

(3)	The following table presents the grant date fair value for each stock award made to each non-employee director during 2009.

	Grant Date Fair Value (in dollars)
Name	Date of Grant – 4/29/09	Date of Grant – 6/15/09	Date of Grant – 12/15/09	Total Grant Date Fair Value ($)
Sandra N. Bane	70,000	—	—	70,000
Thomas D. Bell, Jr.	102,505	—	—	102,505
Charles R. Crisp	70,000	—	—	70,000
Arthur E. Johnson	70,000	12,000	—	82,000
Wyck A. Knox, Jr.	70,000	—	—	70,000
Dennis M. Love	106,007	8,000	22,000	136,007
Charles H. McTier	70,000	—	—	70,000
Dean R. O’Hare	70,014	—	—	70,014
D. Raymond Riddle	70,014	6,000	—	76,014
James A. Rubright	70,014	—	—	70,014
Felker W. Ward, Jr.	100,000	14,000	20,000	134,000
Bettina M. Whyte	101,008	—	—	101,008
Henry C. Wolf	112,003	14,000	22,000	148,003

(4)	The aggregate number of stock awards, which includes shares of our common stock and common stock equivalents, outstanding at December 31, 2009, for each of the non-employee directors was as follows:

Name	Shares Outstanding (#)	Common Stock Equivalents Outstanding (#)(a)	Total Stock Awards Outstanding (#)(a)
Sandra N. Bane	1,000	5,034	6,034
Thomas D. Bell, Jr.	17,096	—	17,096
Charles R. Crisp	7,087	7,915	15,002
Arthur E. Johnson	1,061	29,760	30,821
Wyck A. Knox, Jr.	1,015	28,348	29,363
Dennis M. Love	6,960	30,844	37,804
Charles H. McTier	1,000	7,243	8,243
Dean R. O’Hare	8,662	719	9,381
D. Raymond Riddle	5,688	38,570	44,258
James A. Rubright	7,305	20,268	27,573
Felker W. Ward, Jr.	4,244	29,204	33,448
Bettina M. Whyte	8,942	6,220	15,162
Henry C. Wolf	15,839	7,795	23,634

(a)	Includes dividend equivalents.

(5)	Stock options previously were granted to non-employee directors as part of a non-employee director’s annual retainer for services as a director. Stock options granted to non-employee directors were 100% vested as of the date of grant. During 2009, the Company did not grant any stock options to non-employee directors. Accordingly, in 2009, the Company did not recognize any dollar amount for financial reporting purposes relating to stock options.

(6)	The number of stock options outstanding at December 31, 2009, for each of the non-employee directors who held options as of such date was as follows:

Name	Number of Securities Underlying Outstanding Options
Arthur E. Johnson	7,173
Dennis M. Love	8,610
D. Raymond Riddle	8,610
James A. Rubright	7,173
Felker W. Ward, Jr.	8,647

(7)	Reflects matching contributions contributed by the Company under our Educational Matching Gift program.

Share Ownership and Holding Period Requirements for Non-Employee Directors

In order to serve on our board, directors are required to own shares of our common stock. Our share ownership guidelines for non-employee directors require that non-employee directors own shares of our common stock having a value of at least $350,000, which represents five times the value of the Equity Portion, and ten times the value of the Cash Portion of the annual retainer. Each director has five years from the date of his or her initial election to meet the share ownership requirement. Common stock equivalents and shares issuable upon the exercise of vested stock options are included in the determination of the ownership guideline amount. We believe that the equity component of non-employee director compensation serves to further align the interests of the non-employee directors with the interests of our shareholders.

Under the terms of the 2006 Non-Employee Directors Equity Compensation Plan, non-employee directors are required to hold shares awarded under such plan until the earlier of (i) five years from the date of the initial stock award or subsequent stock grant; (ii) termination of the non-employee director’s service; or (iii) a change in control of the Company. Shares subject to the holding period include all shares issued in connection with the initial stock award under the plan and all shares issued under the plan in payment of all or part of a director’s annual retainer.

PROPOSAL 1—ELECTION OF DIRECTORS

GENERAL

The board of directors presently consists of fourteen members, thirteen of whom are non-employee directors. The board is divided into three classes of approximately equal size, with the directors in each class serving a three-year term. The terms are staggered so that the term of one class expires at each annual meeting. However, at the 2009 annual meeting, shareholders approved our proposal to eliminate the classification of the board of directors and, as a result, directors will be elected for one-year terms beginning with the 2010 annual meeting of shareholders.

Vote Requirements for Election

Our bylaws provide that directors are elected by a plurality of the votes cast by shareholders at a meeting at which a quorum is present. Our bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director nominee in an uncontested election who does not receive the affirmative vote of a majority of the votes cast (including votes to withhold authority) with respect to that director’s election must promptly tender his or her resignation to the board following certification of the shareholder vote. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Following such a tender of resignation, the Nominating, Governance and Corporate Responsibility Committee, excluding any director tendering his or her resignation if he or she is a member of the Nominating, Governance and Corporate Responsibility Committee, will make a recommendation to the board as to whether to accept or reject the resignation or whether other action should be taken. The board will then act on the Nominating, Governance and Corporate Responsibility Committee’s recommendation and publicly disclose its decision and rationale within 90 days after the date of the certification of the election results. The director who tenders his or her resignation will not participate in the board’s decision. If the director’s resignation is not accepted by the board, the director shall continue to serve until his or her successor is duly elected or until his or her earlier death, resignation or removal. If the director’s resignation is accepted by the board of directors, any resulting vacancy may be filled as provided in the bylaws or the board of directors may decrease the size of the board.

If a majority of the Nominating, Governance and Corporate Responsibility Committee does not receive a majority of the votes cast in their respective elections, then the independent members of the board who did not fail to receive a majority of the votes cast will appoint a committee from among themselves to consider the resignation offers and recommend to the board whether to accept them. If the only directors who did not fail to receive a majority of the votes cast constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Board Member and Nominee Qualifications

The experience, qualifications, attributes and skills that our board of directors considered in concluding that each of the current members of the board of directors and each of the nominees for election at the 2010 annual meeting should serve as a director include: (1) geographic representation (representative of our service territories); (2) diversity of professional skills and experience; (3) diversity of age, gender and race; (4) energy industry experience; and (5) community relations within our service territories.

When an incumbent director is up for re-election, the Nominating, Governance and Corporate Responsibility Committee reviews the performance, skills and characteristics of such incumbent director before making a determination to recommend that the full board nominate him or her for re-election.

A description of the specific experience, qualifications, attributes and skills that led our board of directors to conclude that each of the continuing members of the board of directors and each of the nominees should serve as a director follows the biographical information of each director and nominee below.

The board of directors, based on the recommendation of its Nominating, Governance and Corporate Responsibility Committee, has nominated Sandra N. Bane, Thomas D. Bell, Jr. and Dean R. O’Hare for election as directors at the annual meeting. All of the nominees are current directors of the Company. If elected, each of the nominees will hold office for a one-year term expiring at the annual meeting of shareholders in 2011. Each of the nominees has agreed to serve as a director if elected by the shareholders.

If any nominee becomes unable to stand for election, the board may:

•

designate a substitute nominee, in which case the proxies or Retirement Savings Plus Plan trustee, as applicable, will vote all valid proxies for the election of the substitute nominee named by the board;

•	allow the vacancy to remain open until a suitable candidate is located; or

•	reduce the authorized number of directors accordingly.

Under our bylaws, any director who attains his or her 75th birthday, shall thereafter, upon completion of the term for which he or she was elected, cease to be an active director. The terms of service for Messrs. D. Raymond Riddle and Felker W. Ward, Jr. expire at the 2010 annual meeting because they each have attained their 75th birthday. Mr. Riddle has served on our board of directors for thirty-two years. During his tenure, Mr. Riddle’s roles included lead director, chairman of the board, interim chief executive officer, as well as chairman of a number of our committees. Mr. Ward has served on our board of directors for twenty-two years. During his tenure his roles included lead director and chairman of a number of our committees. The dedication, insight and extraordinary service of these gentlemen are greatly appreciated.

Nominees For Election

Sandra N. Bane, audit partner with KPMG LLP from 1985 until her retirement in 1998; head of the Western Region’s Merchandising practice at KPMG LLP and partner in charge of the region’s Human Resources department for two years; accountant with increasing responsibilities at KPMG LLP from 1975 until 1996; currently a director of Big 5 Sporting Goods Corporation and Transamerica Asset Management Group, a mutual fund company; and formerly a director of PETCO Animal Supplies, Inc. Ms. Bane, 57, has been a director of AGL Resources since February 2008.

Ms. Bane, one of two women on our board of directors, brings many years of experience as an audit partner at KPMG with extensive financial accounting knowledge that is critical to our board of directors. Ms. Bane’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective and as a board member and audit committee member of other public companies makes her an invaluable asset to our board of directors.

Thomas D. Bell, Jr., Chairman of SecurAmerica LLC , a provider of premium contract security services, since January 2010 and vice chairman of and partner in Goddard Investment Group LLC, a commercial real estate investment firm, since January 2010; former Chairman and Chief Executive Officer of Cousins Properties Incorporated, a fully integrated real estate investment trust, from December 2006 until July 2009; President and Chief Executive Officer of Cousins Properties Incorporated from January 2002 until December 2006; real estate consultant to Credit Suisse First Boston from August 2001 until January 2002; special limited partner at Forstmann Little from January 2001 until July 2001; Chairman and Chief Executive Officer of Young & Rubicam, Inc. from January 2000 until November 2000; President and Chief Operating Officer of Young & Rubicam, Inc. from September 1999 until January 2000; Chairman and Chief Executive Officer of Young & Rubicam Advertising from March 1998 until August 1999; currently a director of Regal Entertainment Group and the US Chamber of Commerce; and formerly a director of Cousins Properties Incorporated, Credit Suisse First Boston, Credit Suisse Group and Lincoln Financial Group. Mr. Bell, 60, has been a director of AGL Resources since July 2004. Mr. Bell previously served as a director of AGL Resources from July 2003 until April 2004.

Mr. Bell’s extensive experience as a chief executive officer and chief operating officer of public companies demonstrates his leadership capability and business acumen. His experience with complex financial and operational issues in the real estate industry, which is heavily impacted by the current economic downturn, along with his service on the board of directors of a variety of public companies, including such companies’ audit and compensation committees, brings valuable financial, operational and strategic expertise to our board of directors

Dean R. O’Hare, former Chairman and Chief Executive Officer of The Chubb Corporation, a multi-billion dollar organization providing property and casualty insurance for personal and commercial customers worldwide, from 1988 until his retirement in November 2002; President of The Chubb Corporation from 1986 until 1988; Chief Financial Officer of The Chubb Corporation from 1980 until 1986; various other positions with increasing responsibility at The Chubb Corporation until being named officer from 1963 until 1972; and currently a director of Fluor Corporation and HJ Heinz Company. Mr. O’Hare, 67, has been a director of AGL Resources since August 2005.

As the former chief executive officer and chief financial officer of a Fortune 500 company with over thirty years of global business experience, Mr. O’Hare is a valuable member of our board of directors. Mr. O’Hare brings significant large public company operational, financial and corporate governance experience to our board of directors and his experience and relationships in one of our largest service territories, along with his service on the audit committee and as chairman of the governance committee of the board of directors of Flour Corporation and as chairman of the audit committee of the board of directors of HJ Heinz Company, provides key insight to our board of directors. Mr. O’Hare’s extensive experience with the Chubb Corporation also brings valuable risk management experience to our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE ABOVE NOMINEES.

Directors Whose Terms Continue Until the Annual Meeting in 2011

Arthur E. Johnson, Lead Director of our board of directors since April 2009; former Senior Vice President, Corporate Strategic Development, of Lockheed Martin Corporation, an advanced technology company engaged in research, design, development, manufacture and integration of advanced technology systems, from 2001 until March 2009; Vice President, Corporate Strategic Development, of Lockheed Martin Corporation from 1999 until 2001; President and Chief Operating Officer of Lockheed Martin Corporation Information and Services Sector from 1997 until 1999; President of Lockheed Martin Corporation Systems Integration Group from January 1997 until August 1997; President of Loral Corporation Federal Systems Group from 1994 until 1996; currently a director of Eaton Corporation and an independent trustee of Fidelity Investments; and formerly a director of Delta Air Lines Inc. and IKON Office Solutions Corporation. Mr. Johnson, 63, has been a director of AGL Resources since February 2002.

Mr. Johnson brings many years of experience in senior management with significant responsibilities in the areas of large company management and operations, business strategy development, and strategic partnerships, which provide valuable insight to our board of directors. As we continue to evaluate growth opportunities, Mr. Johnson’s strategic planning insights have proven to be significantly beneficial to our board of directors. He also possesses extensive experience in the area of information services and technology that is extremely valuable to our board of directors. In addition, Mr. Johnson’s service on the board of directors of other public companies brings valuable experience and insight to our board of directors. Following Mr. Ward’s retirement, Mr. Johnson will be our sole African-American board member.

James A. Rubright, Chairman and Chief Executive Officer of Rock-Tenn Company, an integrated paperboard and packaging company, since 1999; Executive Vice President of Sonat, Inc., an energy company, from 1996 until 1999; currently a director of Rock-Tenn Company and Forestar Group, Inc.; and formerly a director of Avondale, Inc. and Oxford Industries, Inc. Mr. Rubright, 63, has been a director of AGL Resources since August 2001.

Mr. Rubright’s experience on the board of directors of a variety of public companies along with his proven success as the chief executive officer of a large public company demonstrates his leadership capability and extensive knowledge of complex financial and operational issues that public companies face. In addition, his experience as a senior executive of a Fortune 500 company brings vital senior management experience and business acumen to our board of directors. Mr. Rubright’s extensive experience in the natural gas industry provides valuable insight to our board of directors. Mr. Rubright’s unique background brings a deep understanding of operations and strategy with an added layer of risk management experience that is an important aspect of the make up of our board of directors.

John W. Somerhalder II, our Chairman since October 2007 and our President and Chief Executive Officer since March 2006; Executive Vice President of El Paso Corporation, a natural gas and related energy products provider and owner of North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers, from 2000 until May 2005, where he continued service under a professional services agreement from May 2005 until March 2006; President, El Paso Pipeline Group from 2001 until 2005; President of Tennessee Gas Pipeline Company, an El Paso company from 1996 until 1999; President of El Paso Energy Resources Company from April 1996 until December 1996; Senior Vice President, Operations and Engineering, El Paso Natural Gas Company from 1992 until 1996; Vice President, Engineering, El Paso Natural Gas Company from 1986 until 1990; from 1977 until 1990, various other positions with increasing responsibility at El Paso Corporation and its subsidiaries until being named an officer in 1990; and currently a director of AGL Resources Inc. and Quicksilver Gas Services GP LLC. Mr. Somerhalder, 54, has been a director of AGL Resources since March 2006.

With over 30 years of energy industry experience at almost every level of a large public company, Mr. Somerhalder is well positioned to lead our management team and provide essential insight and guidance to the board of directors from an inside perspective of the day-to-day operations of the Company, along with experience and comprehensive knowledge of the natural gas industry.

Bettina M. Whyte, Chairman of the Advisory Board of Bridge Associates, LLC, a leading turnaround, crisis and interim management firm, since October 2007; Managing Director and Head of the Special Situations Group of MBIA Insurance Corporation, a world leader in credit enhancement services and a global provider of fixed-income asset management services, from March 2006 until October 2007; Managing Director of AlixPartners, LLC, a business turnaround management and financial advisory firm, from April 1997 until March 2006; Partner and National Director of Business Turnaround Services, Pricewaterhouse LLP from 1990 until 1997; Partner, Peterson & Co. Consulting, from 1988 until 1990; President, KRW Associates from 1982 until 1988; Vice President and Manager of Houston Regional Office, Continental Bank of Chicago from 1975 until 1982; Loan Officer, Harris Trust from 1971 until 1975; and currently a director of Amerisure Companies and Rock-Tenn Company. Ms. Whyte, 60, has been a director of AGL Resources since October 2004.

Ms. Whyte, one of two women on our board of directors, has vast experience in the financial and operational restructuring of complex businesses, and her service as interim chief executive officer, chief operating officer and chief restructuring officer of numerous troubled public and private companies is essential to our board of directors. Her experience on the board of directors of other public companies, and her insight on financial and operational issues, add value to our board of directors at all times, but especially during this current period when all companies are dealing with the strained conditions of our economy.

Directors Whose Terms Continue Until the Annual Meeting in 2012

Charles R. Crisp, former President and Chief Executive Officer of Coral Energy, LLC, a subsidiary of Shell Oil Company, which provided energy-related products and services associated with wholesale natural gas and power marketing and trading, from 1999 until his retirement in October 2000; President and Chief Operating Officer of Coral Energy, LLC from 1998 until 1999; joined Houston Industries in 1996 and served as President of its domestic power generation group until 1998; served as President, Chief Operating Officer and a director of Tejas Gas Corporation from 1988 until 1996; joined Houston Pipe Line Co. in 1985 where he served as a Vice President, Executive Vice President and President until 1988; served as Executive Vice President of Perry Gas Companies Inc. from 1982 until 1985; began his career in the energy industry in 1969 with Conoco Inc. where he held various engineering, operations and management positions at Conoco Inc. from 1969 until 1982; and currently a director of EOG Resources Inc., IntercontinentalExchange, Inc. and Targa Resources, Inc. Mr. Crisp, 62, has been a director of AGL Resources since April 2003.

Mr. Crisp’s extensive energy experience is critical to our board of directors. Mr. Crisp’s vast understanding of many aspects of our industry and his experience serving on the board of directors of three other public companies in the energy industry is invaluable. In addition, Mr. Crisp’s leadership and business experience and deep knowledge of various sectors of the energy industry provide our board of directors with crucial insight.

Wyck A. Knox, Jr., former partner in, and Chairman of the Executive Committee (for four years) of, the law firm of Kilpatrick Stockton LLP or a predecessor firm, from 1976 until his retirement in 2007; and Chairman and Chief Executive Officer of Knox Rivers Construction Company from 1976 until 1995. Mr. Knox, 69, has been a director of AGL Resources since November 1998.

With over forty-five years of legal experience and deep-rooted affiliations with a diverse array of business, political and philanthropic organizations in Georgia, Mr. Knox brings immense insight to the board of directors from the perspective of one of our largest service territories.

Dennis M. Love, President and Chief Executive Officer of Printpack Inc., which manufactures flexible and rigid packaging materials used primarily for consumer products, since 1987; and currently a director of Oxford Industries, Inc. Mr. Love, 54, has been a director of AGL Resources since October 1999.

Mr. Love’s more than twenty years of experience as a chief executive officer brings key senior management and operational experience to our board of directors. Mr. Love’s successful management and growth of his family-owned business, to include international operations, demonstrate his business strategy and acumen. His service on the nominating, compensation and governance committee of the board of directors of Oxford industries also provides valuable insight on public company governance and compensation practices.

Charles H. “Pete” McTier, Trustee and former President of the Robert W. Woodruff Foundation, the Joseph B. Whitehead Foundation, the Lettie Pate Evans Foundation and the Lettie Pate Whitehead Foundation, which are all based in Atlanta and make up one of the largest foundation groups in the Southeast, from 1988 until his retirement in 2006; Vice President, Secretary and Treasurer of the foundations from 1987 until 1988; Secretary and Treasurer of the foundations from 1977 until 1987; Secretary of the foundations from 1971 until 1977; prior to that, several administrative positions at Emory University; and currently a director of Coca-Cola FEMSA, S.A. de C.V. Mr. McTier, 71, has been a director of AGL Resources since November 2006.

With over thirty-five years of professional service in the philanthropic arena and over twenty years as the leader of one of the largest charitable foundations in the Southeast, Mr. McTier provides a valuable link to our community. His many years of philanthropic experience, locally and nationally, and his experience serving on the board of directors of an internationally operated company, also provide an important perspective that is vital to our board of directors.

Henry C. Wolf, former Vice Chairman and Chief Financial Officer of Norfolk Southern Corporation, a holding company that controls a major freight railroad and owns a natural resources company and telecommunications company, from 1998 until his retirement in 2007; Executive Vice President Finance of Norfolk Southern Corporation from 1993 until 1998; Vice President Taxation of Norfolk Southern Corporation from 1991 until 1993; various other positions with increasing responsibility at Norfolk Southern Corporation in the finance division from 1973 until 1991; and currently a director of Hertz Global Holdings, Inc. Mr. Wolf, 67, has been a director of AGL Resources since April 2004.

Mr. Wolf’s unique professional background of over forty years of experience with legal, financial, tax and accounting matters along with his demonstrated executive level management skills make him an important advisor. His skills are a vital asset to our board of directors at a time when accurate and transparent accounting, a sound financial footing and exemplary governance practices are essential. In addition, his background in strategic planning and experience with mergers and acquisitions in a regulated environment represent an important resource for the Company.

Under our Guidelines on Significant Corporate Governance Issues, each member of the board of directors is required to attend the annual meeting of shareholders unless unavoidable circumstances preclude attendance. All of our then current directors attended our 2009 annual meeting of shareholders.

PROPOSAL 2—APPROVAL OF AMENDMENT TO OUR BYLAWS TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS, WHICH CONFORMS TO THE AMENDMENT TO OUR ARTICLES OF INCORPORATION APPROVED BY THE SHAREHOLDERS AT THE 2009 ANNUAL MEETING

Amendment to our Bylaws to Eliminate the Classification of the Board of Directors, Which Conforms to the Amendment to our Articles of Incorporation Approved by the Shareholders at the 2009 Annual Meeting

At the 2009 annual meeting of shareholders, the board of directors recommended a proposal to amend the Company’s articles of incorporation and repeal the provision providing for the classification of the board of directors. The amendment to repeal this provision or “declassify” the board was approved by the shareholders.

The amended articles of incorporation provide that current directors, including those elected to a three-year term at the 2009 annual meeting, will continue to serve the remainder of their respective elected terms. Beginning with the 2010 annual meeting of shareholders, directors with expiring terms will be elected for one-year terms, the result being that by the 2012 annual meeting of shareholders all multi-year terms will have expired and all directors will be elected annually.

Article II, Section 2.2 of our bylaws provides for the classification of the board of directors into three classes. Under Georgia law, an amendment to conform our bylaws to our articles of incorporation requires shareholder approval.

The text of the proposed amendment to the bylaws to conform to the amendment to the articles of incorporation is attached as Annex A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR BYLAWS TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS, WHICH CONFORMS TO THE AMENDMENT TO OUR ARTICLES OF INCORPORATION APPROVED BY THE SHAREHOLDERS AT THE 2009 ANNUAL MEETING

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors is composed of seven directors each of whom is an independent director, as defined under the listing standards of the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is available on the Company’s web site at www.aglresources.com.

The Audit Committee reviews the Company’s financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for 2009 with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by Public Company Accounting Oversight Board statement on Auditing Standards No. 61, as amended, regarding PricewaterhouseCooper’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. In addition, the Audit Committee has discussed with PricewaterhouseCoopers its independence from the Company and from Company management, including the matters in the written disclosures and the letter provided to the Audit Committee by PricewaterhouseCoopers as required by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the board of directors approve the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for 2009 for filing with the SEC.

Henry C. Wolf (Chair)

Sandra N. Bane

Wyck A. Knox, Jr.

Dennis M. Love

Charles H. McTier

Dean R. O’Hare

Felker W. Ward, Jr.

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as our independent registered public accounting firm and audited our annual financial statements for the fiscal year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009.

PricewaterhouseCoopers has served as our principal independent registered public accounting firm since 2003.

The Audit Committee has appointed PricewaterhouseCoopers to be our independent registered public accounting firm for the fiscal year ending December 31, 2010. The shareholders are asked to ratify this appointment at the annual meeting. In the event shareholders do not ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for 2010, the Audit Committee will review its future selection of our independent registered public accounting firm.

Representatives of PricewaterhouseCoopers will attend the annual meeting and will have the opportunity to make a statement if they so desire. They will also be available to answer appropriate questions.

Audit and Non-Audit Fees

The following table summarizes certain fees billed by PricewaterhouseCoopers for 2009 and 2008:

Fee Category:	2009	2008
Audit fees	$1,624,940	$1,639,017
Audit-related fees	217,500	350,000
Tax fees	41,881	33,579
All other fees	8,000	—

Total fees	$1,892,321	$2,022,596

Set forth below is a description of the nature of the services that PricewaterhouseCoopers provided to us in exchange for such fees.

Audit Fees

Represents fees PricewaterhouseCoopers billed us for the audit of our annual financial statements and the review of our quarterly financial statements and for services normally provided in connection with statutory and regulatory filings. These fees include fees incurred in meeting the internal control over financial reporting compliance requirements of Section 404 of the Sarbanes-Oxley Act of

2002, as well as audit fees for our subsidiary, SouthStar Energy Services LLC.

Audit-Related Fees

Represents fees PricewaterhouseCoopers billed us for audit and review-related services, including services relating to the issuance of a SAS 70 review report for Atlanta Gas Light Company’s Marketers, potential business acquisitions and dispositions, the audit of employee benefit plan financial statements, assistance with implementation of rules and regulations pursuant to the Sarbanes-Oxley Act of 2002 and compliance with rules and regulations applicable to accounting matters.

Tax Fees

Represents fees PricewaterhouseCoopers billed us for tax compliance, planning and advisory services.

All Other Fees

Represents fees billed to us by a subsidiary of PricewaterhouseCoopers for external human resources benchmarking data provided to our human resources department.

The $130,275, or 6%, decrease in fees from 2008 to 2009 primarily reflects $14,077 in reduced audit fees as a result of audit efficiencies partially offset by higher bond issuance and regulatory audit services and reduced audit-related fees of $132,500 as a result of lower SAS 70 fees. The decreased fees also include increases of $8,302 in tax and $8,000 in other fees.

The Audit Committee pre-approved all of the above audit, audit-related, tax and other fees of PricewaterhouseCoopers, as required by the pre-approval policy described below, with the exception of the fees incurred from the PricewaterhouseCoopers’ subsidiary, which under the de minimus exception of Section 10A(i)(1)(B) of the Exchange Act was promptly reported to the Audit Committee and subsequently approved. The Audit Committee concluded that the provision of the above services by PricewaterhouseCoopers was compatible with maintaining PricewaterhouseCoopers’ independence.

Audit Committee Audit and Non-Audit Services Approval Policy

Consistent with rules and regulations pursuant to the Sarbanes-Oxley Act of 2002 regarding registered public accounting firm independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm. In recognition of this responsibility, the Audit Committee adopted a policy that requires specific Audit Committee approval before any services are provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits to the Audit Committee for approval a summary of services expected to be rendered during that year and an estimate of the related fees for (1) audit services, (2) audit-related services, (3) tax services, and (4) all other services. The Audit Committee pre-approves these services by category of service and budget amount. The services and fees must be deemed compatible with the maintenance of the independent registered public accounting firm’s independence. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires that management obtain specific approval from the Audit Committee before engaging the independent registered public accounting firm.

The Audit Committee may delegate approval authority to one or more of its members. The member to whom such authority is delegated must present for ratification any approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee of the board of directors is composed of six directors, each of whom is an independent director, as defined under the listing standards of the New York Stock Exchange and the Company’s Standards for Determining Director Independence. The Compensation and Management Development Committee operates under a written charter adopted by the board of directors, a copy of which is available on the Company’s web site at www.aglresources.com.

The Compensation and Management Development Committee has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this proxy statement required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on the Committee’s review and discussions with management, the Committee recommended to the board of directors that the CD&A be included in the Company’s 2009 annual report on Form 10-K and in this proxy statement.

Bettina M. Whyte (Chair)

Sandra N. Bane

Thomas D. Bell, Jr.

Charles R. Crisp

Arthur E. Johnson

James A. Rubright

The information contained in the Compensation and Management Development Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation and Management Development Committee at December 31, 2009: Sandra N. Bane, Thomas D. Bell, Jr., Charles R. Crisp, Arthur E. Johnson, James A. Rubright and Bettina M. Whyte (Chair). None of such persons was, during 2009 or previously, an officer or employee of AGL Resources or any of its subsidiaries and each such person was an independent director as defined under the listing standards of the New York Stock Exchange and our Standards for Determining Director Independence.

Thomas D. Bell, Jr. is the former Chairman and Chief Executive Officer of Cousins Properties Incorporated. Cousins holds a 50% general partnership interest in Ten Peachtree Place Associates, or TPPA, which owns the building where we lease space for our corporate headquarters. Mr. Bell was not an officer of TPPA. Although Cousins is the managing member of TPPA, major business decisions for the TPPA partnership must be decided unanimously by Cousins and its partner. Prior to Mr. Bell joining our board of directors, we entered into a ten-year lease agreement with TPPA that commenced in 2003. Cousins’ 50% interest in the amount we paid in lease payments to TPPA in 2007 was approximately $3,466,000, in 2008 was approximately $3,510,000 and in 2009 was approximately $3,629,177, which was less than 2% of both our consolidated gross revenues and Cousins’ consolidated gross revenues for such respective years. The board of directors determined that Mr. Bell is independent because our business relationship with TPPA is not material as payments of less than 2% do not create any presumption of materiality under our Standards for Determining Director Independence.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, the Company discusses our compensation objectives and policies, the elements of compensation, and the material factors considered in making compensation decisions for our named executive officers (executives) listed below:

•	John W. Somerhalder II, our chairman, president and chief executive officer;

•	Andrew W. Evans, our executive vice president, chief financial officer and treasurer;

•	Henry P. Linginfelter, our executive vice president, utility operations;

•	Douglas N. Schantz, president of Sequent Energy Management (Sequent), our wholesale services segment; and

•	Paul R. Shlanta, our executive vice president, general counsel, and chief ethics and compliance officer.

Executive Summary

The following is a brief overview of the information provided in this Compensation Discussion and Analysis.

•

The objectives of our compensation program are to recruit, retain, reward, and motivate talented executives and to align their interests with those of our shareholders and our long-term financial health.

•	Our goal is to be competitive with our total direct compensation (base salary, annual incentive, and long-term incentives) using industry data to benchmark relative compensation.

•	Compensation for our executives includes:

•	cash in the form of base salary, annual incentive awards and long-term performance cash awards;

•	equity in the form of performance-based restricted stock units and stock options; and

•	benefits that include the same group health and welfare benefit programs available to all employees as well as both tax-qualified retirement plans and non-qualified restoration retirement plans.

•

Our executives each have a “continuity agreement” that provides for severance pay if the executive’s employment is terminated in certain circumstances following a sale or other change in control of the Company.

•	Reimbursement for financial planning, including mandatory tax return preparation, is the only perquisite that we presently offer to our executives.

•	The Company performed well with all our business units exceeding their target performance for 2009. This has resulted in annual incentive compensation payouts above their target amounts.

Executive Compensation Program Objectives

Our executive compensation program has four objectives, each of which relates to long-term value-creation goals for the Company. These objectives are to:

•	align executives’ interests with those of our shareholders by creating a strong focus on stock ownership and basing pay on performance measures that drive long-term sustained stockholder value growth;

•	include a strong link between pay and performance, by placing a significant portion of compensation “at risk” based on Company, business unit and individual performance;

•

assure the Company’s access to top executive talent and protect against competitor recruitment through compensation opportunities that are market competitive and commensurate with the executives’ responsibilities, experience and demonstrated performance; and

•

reinforce business strategies and reflect the Company’s core values by rewarding improved business performance, promoting desired competencies and recognizing contributions to business success that are consistent with those core values.

Determining Executive Compensation

Role of the Compensation and Management Development Committee

It is the responsibility of the Compensation and Management Development Committee (the Compensation Committee) to oversee our executive compensation, including approving incentive programs and appropriate levels of compensation for our executives. Information about the Compensation Committee and its composition and responsibilities can be found on page 11 of this proxy statement, under the caption “Corporate Governance—Compensation and Management Development Committee.” The Compensation Committee engages the services of an independent consultant to provide advice, research and analytical services on a variety of subjects, including compensation trends, peer group comparisons and the compensation of our executives and non-employee directors. In mid-2009 the Compensation Committee changed its independent consultant from Towers, Perrin, Forster & Crosby, Inc. (Towers Perrin) to Frederic W. Cook & Co., Inc. (F.W. Cook). F. W. Cook reports directly to the Compensation Committee and provides no other services to the Company. For 2009 Towers Perrin provided competitive market data and advised the Compensation

Committee on peer group composition and current programs. F.W. Cook assisted the Compensation Committee in revising the continuity agreements, updating our benchmarking practices, and designing the 2010 incentive programs.

Role of Individual Executives in Determining Executive Compensation

Our chief executive officer develops recommendations regarding executive compensation program design and individual compensation levels for executives, other than himself. He also provides to the Compensation Committee an assessment of individual performance for each executive as input to base salary and incentive award recommendations. Our Human Resources staff provides analyses, competitive data, and alternative designs to assist the Chief Executive Officer in developing his recommendations to the Compensation Committee.

Our chief financial officer recommends key business drivers and performance measures to be included in incentive program designs.

Competitive Market Information

Each year we review the market competitiveness of our executives’ compensation programs and levels. In addition, we re-evaluate the companies included in our comparator groups to assure that we have the appropriate marketplace focus. For 2009, base salary, target annual incentive awards, and long-term incentive opportunities were benchmarked against an “energy industry database” and “proxy peers.”

Energy Industry Database

For 2009, the following 85 energy services companies in Towers Perrin’s Energy Industry Services Compensation Database constituted the “energy industry database.” Data from this group was used as the primary source to determine competitive levels of compensation for our executives. We believe that a larger database provides more accurate and reliable information than a smaller peer group, and that the broader energy group better reflects the labor market in which we compete for executive talent.

Allegheny Energy, Inc.

Allete, Inc.

Alliant Energy Corp.

Ameren Energy Resources Co.

American Electric Power Co.

Areva NP

AEI (formerly Ashmore Energy

International)

Avista Corp.

BG US Services, Inc.

California Independent System

Operator Corp.

Calpine Corp.

CenterPoint Energy, Inc.

Cheniere Energy, Inc.

Cleco Corp.

CMS Energy Corp.

Colorado Springs Utilities

Consolidated Edison, Inc.

Constellation Energy Group

DCP Midstream Partners, LP

Dominion Resources, Inc.

Duke Energy Corp.

E. ON U.S. LLC

Edison International

Electric Power Research

Institute, Inc.

El Paso Corp.

Enbridge Energy Partners LP

Energen Corp.

Energy Future Holdings Corp.

Energy Northwest

Entergy Corp.

Enterprise Products Partners, LP

Exelon Corp.

FirstEnergy Corp.

FPL Group, Inc.

Hawaiian Electric Industries, Inc.

IDACORP, Inc.

Integrys Energy Group, Inc.

Jacksonville Electric Authority

Knight Energy Corp.

Lower Colorado River Authority

MDU Resources Group, Inc.

MGE Energy, Inc.

Mirant Corp.

New York Power Authority

Nicor Inc.

Northeast Utilities

NorthWestern Energy Corp.

NRG Energy, Inc.

NSTAR

Northwest Natural Gas Co.

OGE Energy Corp.

Omaha Public Power District

Otter Tail Corp.

Pacific Gas & Electric Co.

PacifiCorp

Pepco Holdings, Inc.

PJM Interconnection, LLC

Pinnacle West Capital Corp.

PNM Resources, Inc.

Portland General Electric Co.

PPL Corp

Progress Energy, Inc.

Public Service Enterprise Group Inc.

Puget Energy, Inc.

RRI Energy, Inc.

Salt River Project

SCANA Corp.

Seminole Energy Services, LLC

Sempra Energy

Southern Company

Southern Union Co.

Spectra Energy Corp.

STP Nuclear Operating Co.

SUEZ Energy North America Inc.

Targa Resources Partners LP

Tennessee Valley Authority

TransCanada Corp.

UIL Holdings Corp.

UniSource Energy Corp.

Unitil Corp.

Westar Energy, Inc.

The Williams Companies, Inc.

Wisconsin Energy Corp.

Wolf Creek Nuclear Operating Corp.

Xcel Energy, Inc.

The companies in the energy industry peer group vary in size (from under $500 million to over $16 billion in revenue, with median revenue of $3 billion). Towers Perrin adjusted the market data to reflect a company of similar revenue size using regression analysis, a statistical method that examines the relationship between company size (revenue) and pay. Since larger companies typically pay higher levels of executive pay, and smaller companies typically pay less, this statistical analysis is helpful in developing a more accurate understanding of comparable pay in a large group of companies. For 2009, Towers Perrin provided the Compensation Committee data at the 50th and 75th percentiles of this peer group.

Proxy Peers

A group of 13 comparably sized natural gas providers was used in 2009 as a secondary point of reference. As publicly-traded natural gas companies, our proxy peers represent those companies considered most comparable to our Company and business operations. Our proxy peers were:

Atmos Energy Corp.

Integrys Energy Group, Inc.

National Fuel Gas Co.

New Jersey Resources Corp.

Nicor Inc.

Northwest Natural Gas Co.

ONEOK Inc.

Piedmont Natural Gas Co. Inc.

Questar Corp.

South Jersey Industries, Inc.

Southwest Gas Corp.

UGI Corp.

WGL Holdings Inc.

During 2009, Energen Corporation and Equitable Resources Inc. were removed from the peer group due to their increased focus on exploration and production. Peoples Energy also was eliminated because of its acquisition by Integrys Energy Group. To maintain an appropriate number of proxy peers, four new companies were added as suitable matches in 2009, based upon their business focus and size of operation: Integrys Energy Group, Northwest Natural Gas, South Jersey Industries, and Southwest Gas Corp.

To perform a more meaningful analysis of compensation for Mr. Schantz’ role as president of our wholesale services business, Towers Perrin benchmarked his position to their Energy Trading and Marketing Survey, which provided data more directly comparable to his position. This survey data includes 18 companies having energy trading and marketing operations, many of which are included in the two comparator groups detailed above.

Compensation Program Elements and their Purpose

Our executive compensation program is comprised of the following elements.

•

Base salary—Fixed portion of an executive’s annual compensation and is intended to recognize fundamental market value for the skills and experience of the individual relative to the responsibilities of his or her position in our Company. Base salary is the foundation of our executive compensation program. Most other elements of direct compensation are determined as a percentage of base salary.

•

Annual incentive award—Portion of an executive’s compensation that is intended to vary as a direct reflection of Company, business unit, and individual performance for the year. Target awards are a percentage of base salary and represent the amount of money to be paid if anticipated performance is achieved. Actual awards may range between 0% and 200% of target, based on actual performance against goals approved by the Compensation Committee. To achieve a 200% award, performance must meet or exceed maximum performance levels for all performance measures.

•

Long-term incentive awards (stock options, performance-based restricted stock units and performance cash)—Incentives that reward performance over a multi-year period, link executives to shareholders, and encourage retention. Performance measures include stock price appreciation (stock options), earnings per share achievement (performance-based restricted stock) and earnings and dividend growth (performance cash). Vesting serves to encourage retention and further tie executives to stock price appreciation for the vesting period.

•

Employee retirement/health and welfare benefit plans—Provide competitive levels of medical, retirement and income protection, such as life and disability insurance coverage. Our executives participate in the same programs offered to all of our eligible employees. To maintain consistent retirement benefit levels we provide our executives and other highly compensated employees non-qualified retirement benefits in excess of Internal Revenue Service qualified plan limits on contributions and total benefits. These additional benefits generally are calculated based upon benefits an executive would be entitled to under our qualified retirement plans if such tax limitations did not apply. The retirement plans available to the executives are described in more detail beginning on page 61.

•

Severance and other termination payments—Provide severance benefits in the event an executive’s employment is terminated in certain circumstances following a sale or other change in control of the Company. These programs provide security to executives so that they may focus on the Company and best interests of shareholders during a transaction or potential transaction.

•

Financial planning/tax return preparation perquisite—Provides reimbursement to executives of up to $15,000 per year for Company-mandated tax return preparation. The Company requires professional tax return preparation as a means of ensuring full tax compliance by our executives. To the extent that the entire amount is not used for tax preparation, it may be applied to financial or estate planning. We do not provide any other perquisites such as executive life insurance, or country club memberships to our executives. Benefits such as temporary housing allowances or the temporary use of a company car may be provided in the event of relocation or other exceptional circumstances.

2009 Executive Compensation

Pay mix at target

The compensation programs approved by the Compensation Committee for the executives include a strong link between pay and performance by placing a significant portion of compensation “at risk.” As such, our programs are structured so that our executives average 68% of targeted total direct compensation contingent on performance and fluctuating with our financial performance and share price. We believe this is fundamental to closely aligning executive pay with the creation of value for our shareholders. Specific information on total direct compensation at risk for each of our executives is included in the tables in the following section.

Setting 2009 Total Direct Compensation Opportunities

When setting levels of base salary and target amounts for annual and long-term incentives, the Compensation Committee examined each component of pay on both a stand-alone basis and as a total. The Compensation Committee considered energy industry data for each of the three components of total direct compensation and all three components in total. Pay decisions are based on business judgment that is informed by the competitive data and other considerations including individual experience and performance, internal pay equity and mastery of position responsibilities. Unless otherwise noted, changes in total direct compensation for 2009 were driven primarily by competitive market adjustments.

•

Base salary increases for each of the executives were based on performance and in some instances adjustments to bring salaries to a more competitive level. Because responsibility for regulatory and government affairs was added to his distribution operations role, Mr. Linginfelter’s base salary was significantly below competitive levels. The Compensation Committee accordingly approved a base salary increase of 11.1% to bring it to a competitive level.

•

Annual incentive targets for each executive were adjusted by 5% to 10% of base salary to bring them in line with competitive opportunities for their respective positions. Internal equity between positions also was considered.

•	Long-term incentive targets were unchanged.

The following tables detail changes to total direct compensation opportunities for each executive for 2009. The charts show the total compensation with the shaded portions indicating pay at risk.

Mr. Somerhalder—chairman, president and chief executive officer

	From	To
Base Salary	$800,000	$825,000
Annual Incentive Target (% of Base Pay)	100%	110%
Long-term Incentive Target	$1,750,000	$1,750,000
Target Total Direct Compensation	$3,350,000	$3,482,500

Mr. Somerhalder’s compensation, in general, is greater than that of our other executives, reflecting the level of his position and competitive market practice. The Compensation Committee determined that the difference in compensation between our chief executive officer and our other executives is appropriate, based upon the difference in duties and responsibilities.

Mr. Evans—executive vice president, chief financial officer and treasurer

	From	To
Base Salary	$445,000	$460,000
Annual Incentive Target (% of Base Pay)	60%	65%
Long-term Incentive Target (% of Base)	140%	140%
Target Total Direct Compensation	$1,335,000	$1,403,000

Mr. Linginfelter—executive vice president, utility operations

	From	To
Base Salary	$405,000	$450,000
Annual Incentive Target (% of Base Pay)	60%	65%
Long-term Incentive Target (% of Base Pay)	140%	140%
Target Total Direct Compensation	$1,215,000	$1,372,500

Mr. Schantz—president, Sequent

	From	To
Base Salary	$320,000	$335,000
Annual Incentive Target (% of incentive pool)	$510,000	$561,000
Long-term Incentive Target (% of Base Pay)	75%	75%
Target Total Direct Compensation	$1,070,000	$1,147,250

The design of Mr. Schantz’ annual incentive differs from that of our other executives because he serves as the President of Sequent, our wholesale services business unit. Please see page 47 for an explanation of his incentive plan.

Mr. Shlanta—executive vice president, general counsel, and chief ethics and compliance officer

	From	To
Base Salary	$365,000	$380,000
Annual Incentive Target (% of Base Pay)	50%	55%
Long-term Incentive Target (% of Base Pay)	85%	85%
Target Total Direct Compensation	$857,750	$912,000

Annual Incentive Goals and Performance Outcomes

For 2009, the Compensation Committee approved performance measures derived from our annual operating plan and business strategy. Specific weights were assigned to these measures based upon each executive’s role within the Company as listed in the table below.

	Corporate	Business Unit	Individual
John W. Somerhalder II	75%	25%	0%
Andrew W. Evans	60%	25%	15%
Henry P. Linginfelter	60%	25%	15%
Douglas N. Schantz	0%	100%	0%
Paul R. Shlanta	60%	25%	15%

The corporate and the business unit measures (except as described later in this paragraph) were covered by the terms of our Omnibus Performance Incentive Plan, which was approved by our shareholders. These measures were intended to qualify for the performance-based compensation exception to the deduction limits under the U.S. tax code Section 162(m). Certain business unit measures (categorized as “Other”) and the individual performance portion of our executives’ annual incentive awards were covered by the terms of our Annual Incentive Plan and do not qualify for the Section 162(m) exclusion. These are described in more detail in the sections below titled “Business Unit Measures” and “Individual Measures.”

1. Corporate Measure

The Annual Incentive Plan (AIP) has a corporate performance measure based on basic earnings per common share (EPS) attributable to AGL Resources Inc. common shareholders, which is computed by dividing our net income attributable to AGL Resources Inc. determined in accordance with accounting principles generally accepted in the United States of America (GAAP) by the daily weighted average number of common shares outstanding

(GAAP EPS) that is called “Plan EPS.” Measures based on EPS closely align shareholder and executive interests. While it is a stable and well understood metric, GAAP EPS does not accurately reflect value created by the Company in a particular year because of the accounting mechanisms for our wholesale services business unit (Sequent). For purposes of setting our 2009 Plan EPS target, we reduced GAAP EPS for value created and credited for compensation purposes in 2008 which was reported in 2009. We also increased the target for value created in 2009 that will be reported on a GAAP basis in 2010.

This means that for compensation purposes, we capture the value in the period in which it is generated, regardless of the period in which it is reported for GAAP purposes. This is what we refer to as “Plan EPS.”

For 2009, the Compensation Committee approved a Plan EPS target of $2.75, which:

•	required us to meet the 4% year-over-year growth commitment made to shareholders;

•	was consistent with our published range of earnings guidance for 2009;

•	was an appropriate stretch target when considering our 2009 business objectives; and

•	accounted for anticipated volatility and treatment of earnings from our wholesale services and retail energy operations business units.

Plan EPS Calculation for 2009:

	Target	Actual
GAAP EPS	$2.70	$2.89
Net adjustments to GAAP EPS *	0.05	0.24

Resulting Plan EPS	$2.75	$3.13

*	Adjustments to GAAP EPS:

•

Reduced for value created by wholesale services in 2008, but reported on a GAAP basis in 2009 and included in the 2008 Plan EPS calculation. No value was created in a prior year for inclusion in 2009’s calculation; and

•

Increased for value created by wholesale services in 2009 to be reported on a GAAP basis in 2010. Wholesale services expected to create $6.5 million ($0.05/ share) in 2009 and actually created $29.6 million ($0.24/ share).

Corporate performance results for 2009 are shown below.

Target Plan EPS	Actual Plan EPS	Resulting Corporate Payout Percentage
$2.75	$3.13	200%

2. Business Unit Measures

The Compensation Committee chose four business unit measures intended to focus each executive on the portion(s) of the business over which they have the most control and influence – Relative Total Shareholder Return (RTSR), Plan Earnings, Operating and Maintenance (O&M) Expense and Other (explained below). The individual weightings assigned to each executive other than Mr. Schantz are summarized in the table below. Mr. Schantz’ annual incentive award is determined differently from that of the other executives, as described on page 47.

	Business Unit Measures
		Plan Earnings [1]
Name	Relative Total Shareholder Return	Distribution Operations	Retail Energy Operations, net of non- controlling interest	Wholesale Services	Energy Investments	Energy Investments – Pivotal	O&M Expense, minus B & I2	Other [3]	Total
John W. Somerhalder II	40%	20%	10%	10%	10%		10%		100%
Andrew W. Evans	30%	10%	10%	10%	10%		15%	15%	100%
Henry P. Linginfelter		40%					20%	40%	100%
Paul R. Shlanta		30%		5%		5%	30%	30%	100%

[1]	Plan Earnings are based on EBIT as defined below.
[2]	O&M Expense, minus B&I = Operating and Maintenance expense, minus expenses related to Benefits and Incentives
[3]	“Other” goals are non- financial measures. See “Other” below for an explanation.

RTSR—Mr. Somerhalder and Mr. Evans have responsibilities that relate to all of our business units, therefore RTSR was included among their business unit performance measures. This requires focus aligned with the interests of shareholders, as measured by ranking the relative performance of our Company’s stock price and dividend performance to similar companies within our industry. As a benchmark of relative performance, the Compensation Committee wanted to ensure that the comparator group included companies whose operations closely resemble our own. The following thirteen peer companies were included.

Atmos Energy Corp.

CenterPoint Energy

Integrys Energy Group

New Jersey Resources

Nicor Inc.

NiSource Inc.

Northwest Natural Gas

ONEOK Inc.

Piedmont Natural Gas

Sempra Energy Corp.

Southwest Gas Corp.

UGI Corp.

WGL Holdings Inc.

The group differs from the proxy peer group in the following manner:

•	Three proxy peer group companies were excluded because they have exploration and production segments.

•	Three companies were added because they operate a mix of regulated and unregulated businesses similar to our Company’s operating mix.

Beginning in 2010, the composition of our proxy and performance peer groups will be consistent.

Performance is calculated as a stacked rank within the peer group. Zero is the lowest of the group and 13 is the highest. Performance is calculated using the following formula:

RTSR = (The Company’s ranked position against peers ÷ 13) x 200%

Our Company’s RTSR rank determined the percentage payout. The Company finished 2009 with a rank of eight, resulting in 123% of target for this goal: (8 ÷ 13) x 200% = 123%.

Plan Earnings and O&M Expense—Measures based upon Plan Earnings and O&M Expense are calculated against pre-determined targets. “Plan Earnings” is defined as earnings before interest and taxes (EBIT) adjusted to include net economic value and exclude annual incentive costs in excess of target. We consider Plan Earnings to be the best measure of performance for the business units because it measures profitability at the business unit level leading to EPS. The adjustments are aligned with our Plan EPS measure and are intended to more accurately reflect operating performance. O&M Expense reflects our ability to manage our cost structure, critical to meeting Plan Earnings targets. Each measure includes a threshold, below which no award will be provided, and a maximum award of 200% of target for executives other than as described below for Mr. Schantz in our wholesales services business unit. The targets for 2009 are reflected in the table below.

Wholesale Services Plan Earnings—The wholesale services Plan Earnings measure includes adjustments for economic earnings in the same manner as previously described for Plan EPS. In the case of Mr. Schantz, wholesale services EBIT is also subject to other adjustments for interest and other non-recurring items.

Other—Each executive reporting to the CEO, with the exception of Mr. Schantz, has personal goals, based upon his area of responsibility. These goals are referred to as “Other” in the table above and include non-financial measures pertaining to key performance areas such as safety, customer service and progress on strategic projects. Due to the subjective nature of these goals, they are not intended to qualify for the tax exemption for performance-based compensation under the U.S. tax code Section 162(m).

Based upon results, business unit awards were earned as listed in the table below.

Measure	Goal ($M)	Actual ($M)	Resulting BU Payout Percent
Relative Total Shareholder Return	n/a	n/a	123%
Plan Earnings
Distribution Operations	$323.4	$333.9	200%
Retail Energy Operations, net of non-controlling interest	$70.5	$78.4	200%
Wholesale Services [1]	$50.5	$77.0	200%
Energy Investments	$9.4	$12.3	128%
Energy Investments – Pivotal	$11.1	$11.8	112%
O&M Expense
John W. Somerhalder II	$428.4	$430.0	75%
Andrew W. Evans	$60.7	$56.4	200%
Henry P. Linginfelter	$205.8	$206.4	85%
Paul R. Shlanta	$23.1	$22.7	190%
Other (see “Other” above for explanation)
Andrew W. Evans	Non-financial measures		155%
Henry P. Linginfelter			144%
Paul R. Shlanta			145%

[1]	Other than for Mr. Schantz as described below.

Business Unit Measure for Mr. Schantz

For 2009, 100% of Mr. Schantz’ annual incentive award was based on Sequent’s Plan Earnings as adjusted for interest charges and one-time, non-recurring items. Mr. Schantz was entitled to receive an award equal to 8.5% of an incentive pool established for employees of Sequent under the Sequent Incentive Plan (Sequent Plan). This pool was funded based on a pre-determined formula. After a threshold Plan Earnings level is reached, the pool funds at a 10% rate. As the Plan Earnings approach or exceed the target level, the funding rate is ratably increased up to a maximum of 15%. For 2009, Sequent’s Plan Earnings resulted in an incentive pool of $13.0 million. Though not subject to a hard cap, the Sequent Plan incentive pool, and correspondingly Mr. Schantz’ annual incentive award, is constrained by a series of operational limits including risk exposure, stop-loss, and credit limits. In addition, 50% of the annual incentive award for Mr. Schantz that exceeds the amount of his base salary is deferred. One half of the deferred amount will be paid in 2011, twelve months after the initial incentive payment, and the other half paid in 2012, twenty-four months after the initial payment. This deferral feature provides retention value.

The Compensation Committee reviewed management’s analysis of the Sequent Plan and determined that because of the operational limits on Sequent and the risk management oversight from the Company, the Sequent Plan does not incent excessive risk taking.

3. Individual Measures

Individual performance measures are subjective and relate to the manner in which the executive accomplishes his work during the year. The inclusion of subjective measures is intended to ensure that accomplishments are attained in a manner that is not purely financially driven, but also consistent with our culture and values and contributes to our long- term success. Awards relative to individual performance factors are not intended to be exempt from U.S. tax code Section 162(m) limits.

As noted earlier, Mr. Somerhalder and Mr. Schantz did not have individual performance measures. The following table reflects the individual performance measure results for the remaining three executives as approved by the Compensation Committee.

Executives	Percent of Individual Performance Target (0% to 200%)
Andrew W. Evans	135%
Henry P. Linginfelter	165%
Paul R. Shlanta	150%

Discretion to Modify Awards

The Compensation Committee reserves the right to adjust performance objectives during the course of the year in order to reflect changes in the Company and its business. In determining the corporate performance component under our Omnibus Performance Incentive Plan, the Compensation Committee has the authority to: (i) exclude extraordinary one-time effects, which could increase or decrease award payments, if, in its overall judgment, our Company and our shareholders are better served by that result; and (ii) exercise negative discretion against reported results which would serve to reduce an award otherwise due. The Compensation Committee did not exercise such discretion in determining award payments for 2009 performance.

Annual Incentive Performance Composite Results

The following table provides the aggregate weighted result of all performance measures (corporate, business unit and individual) for each executive (excluding Mr. Schantz, previously discussed).

Executives	Composite Performance %
John W. Somerhalder II	187%
Andrew W. Evans	181%
Henry P. Linginfelter	184%
Paul R. Shlanta	187%

Determination of Long-term Incentive Awards

Long-term incentive grants in 2009 included three different types of awards. A mix of stock options (20%), performance-based restricted stock units (40%), and performance cash awards (40%) was selected based on the following factors: (i) the impact each type of award has on shareholder value creation and executive motivation and retention; (ii) competitive practice; and (iii) balancing the cost of equity awards and the projected impact on shareholder dilution.

• Stock options—Because stock options produce tangible value to the holder only if our stock price increases, they provide an incentive to perform in ways that lead to stock price appreciation and thus align pay with shareholder interests. The Compensation Committee determined the number of stock options granted to each executive, using a binomial lattice model and the market value of shares at the time of grant. Stock option awards are time vested. Details can be found on page 55 in the “Grants of Plan-Based Awards” table.

• Performance-based restricted stock/units—Restricted stock units are issued having a one-year performance measurement period with a performance hurdle based upon an EPS goal. If the EPS goal is met, the restricted stock units convert to an equal number of shares of restricted stock, with a three-year, ratable vesting period. These awards are designed to focus the executives on earnings per share and provide retention value during the vesting period.

For 2009, as noted in the following table, the performance hurdle for restricted share units was attained and all such units were approved for conversion to restricted shares, subject to three-year ratable vesting.

Performance Hurdle (EPS Goal)	Actual Result (EPS Achieved)
$2.55	$2.89

The following chart details the value of the approved restricted stock units as of December 31, 2009.

Executive	Total Value*
John W. Somerhalder II	$882,091
Andrew W. Evans	$313,965
Henry P. Linginfelter	$285,972
Douglas N. Schantz	$120,878
Paul R. Shlanta	$156,505

* Value as of date of grant.

Because the number of shares required for stock-based awards typically is calculated using a percentage of base salary and current market price, significant market price changes can substantially change the total number of shares granted. The dramatic market price changes that occurred prior to the grants made in early 2009 could have resulted in many more shares being granted. To address this issue, the Compensation Committee constrained the run rate for aggregate awards at 0.60% of common shares outstanding.

Grants otherwise determined at target award levels were uniformly reduced to keep total grants within the 0.60% limit set by the Compensation Committee. Constraining the run rate at that level resulted in an 11% reduction in the number of shares awarded to each executive.

• Performance cash awards—Performance cash awards granted in 2009 provide a potential cash payment based on compound average annual growth in Plan EPS, plus the average dividend yield above a preset level, over a three-year period ending December 21, 2011. This internal shareholder return measure was used to reward achievement of earnings and dividend growth commitments to shareholders. The award value may range between 0% and 140% of the target award value, based on actual performance. If the applicable performance threshold is not attained, nothing will be paid.

Details can be found on page 55 in the “Grants of Plan-Based Awards” table.

Performance cash awards granted to executives in 2007 and having a measurement period that ended December 31, 2009, resulted in payments based on the performance set forth below, as certified by the Compensation Committee.

Performance Measure	Target	Actual	Award Level
Compound earnings growth plus dividend yield over measurement period	10%	6.82%	68.2%

Payments associated with these awards can be found in the “Non-Equity Incentive Plan Payout Detail” table on page 54.

Continuity Agreements

Each of our executives has a change in control severance agreement. These agreements were approved by the Compensation Committee in October 2009 and have a term that runs from December 1, 2009 through November 30, 2011. These agreements supersede similar agreements that expired on November 30, 2009. Prior to approving the new agreements, the Compensation Committee undertook an extensive review of the predecessor agreements and updated the terms and conditions to reflect current market practices. The Compensation Committee approved changes to the terms and conditions of these agreements to be more restrictive than the predecessor agreements. Among other changes, these agreements: (i) do not contain an excise tax gross up; (ii) reflect a reduced severance formula; (iii) provide for a lower prorated award payment than the predecessor agreements; and (iv) contain a more limited “good reason” termination provision.

In adopting these agreements, the Compensation Committee determined that it is still appropriate to authorize such agreements because of the retentive value they would provide during critical periods relating to potential change in control. Tables disclosing the estimated costs associated with these agreements, and footnotes describing their principal terms, begin on page 63 under the heading “Potential Payments Upon Termination or Change in Control.”

Other Policies Governing our Executive Compensation Program

Grants of Long-term incentive awards

The Compensation Committee generally grants long-term incentive awards on an annual basis at a regularly scheduled meeting, usually in late January or early February. The meeting date is scheduled well in advance and without regard to potential stock price movement.

In 2006, the Compensation Committee adopted a stock option grant policy which provides that in the ordinary course, stock option grants to executives, and annual stock option grants to all other key employees, will be authorized by the Compensation Committee at a regularly scheduled meeting. However, this policy also provides that the Compensation Committee may authorize grants through use of a unanimous written consent, in lieu of a meeting, but only when circumstances prevent the action from being taken at a regularly scheduled meeting.

Impact of restated earnings on previously paid or awarded compensation

The Company has not had to restate earnings. If future restatements are necessary, the board of directors and the Compensation Committee will consider the facts and circumstances, including any regulatory requirements for repayment, in determining if and how repayments are appropriate.

Accounting and tax treatment of direct compensation

All compensation is subject to federal, state and local taxes as ordinary income or capital gains as various tax jurisdictions provide. U.S. tax code Section 162(m) places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our executives. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee anticipates that most awards under our long-term incentive programs and the corporate portion and most business unit measures of the annual incentive for executives will continue to qualify as performance-based compensation. To maintain flexibility in compensating our executives, however, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under U.S. tax code Section 162(m) while others are not.

Stock ownership

We maintain stock ownership guidelines designed to ensure sustained, meaningful executive share ownership, align executive long-term interests with shareholders, and demonstrate the commitment of our officers to enhancing long-term shareholder value. As chief executive officer, Mr. Somerhalder is encouraged to own shares of our common stock with a market value of at least five times his annual base salary, and our other executives three times their annual base salaries. The Compensation Committee regularly reviews the attainment of these ownership levels. In calculating compliance with the ownership guidelines, we include all of the stock owned by an executive, restricted stock and in-the-money value of vested stock options, and stock included in an executive’s account under our Retirement Savings Plus Plan and Nonqualified Savings Plan. As of December 2009, our executives met their ownership guidelines, with the exceptions of Mr. Somerhalder and Mr. Evans, who, based upon their shorter time in position, continue to make appropriate progress toward meeting their guidelines.

Changes for 2010

During 2009, the Compensation Committee made the following decisions for 2010 compensation.

Revise benchmarking comparators

F. W. Cook advised the Compensation Committee to adopt a more prevalent method to determine which companies should be included in the energy industry database. Through 2009, the Compensation Committee had relied upon Towers Perrin to size adjust compensation data of all companies that are part of the energy segment of their executive database. F. W. Cook recommended using median values of companies that are similar in size to our Company. For 2010, the Compensation Committee defined “energy industry database” to be those companies (i) included in the energy segment of Towers Perrin’s executive database, and (ii) having assets or revenue between one-third and three times ours.

In addition, the Compensation Committee decided to make the composition of the natural gas proxy peer group and peer group for relative total shareholder return (TSR) comparisons the same. The 2010 peer group will include the same companies as the 2009 TSR peer group with Sempra Energy omitted due to its size.

Long-term incentive design

Upon review of our long-term incentive program, the Compensation Committee made the following changes to increase the performance linkage, further tie executives to shareholder interests, and manage annual equity grant rates:

•

exclude stock options from 2010 grants. The use of stock options has declined significantly in our industry, and, stock options require significantly more shares than other performance-based equity programs. The Compensation Committee recognizes the value of stock options in aligning executives’ efforts with share value appreciation and will reevaluate stock option use each year.

•	change the performance cash program to a performance share plan to increase executive link to stock price performance and to facilitate executive stock ownership;

•	change the performance measure in the performance share plan to relative TSR to reduce emphasis on earnings per share as a performance measure and increase the link to shareholder interests; and

•	change the long-term incentive mix to 30% restricted stock units and 70% performance shares, which will increase the performance element of our program.

Require board approval of CEO compensation

The board has adopted a change to the Compensation Committee’s charter requiring approval of compensation changes for the chief executive officer by the board’s independent members.

EXECUTIVE COMPENSATION

Compensation Paid to Named Executive Officers

The Summary Compensation Table below reflects the total compensation earned by our chief executive officer, our chief financial officer and each of our three most highly compensated executive officers who served as an executive officer as of December 31, 2009. These five officers are our “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

John W. Somerhalder II	2009	$821,154	$—	$882,091	$82,665	$2,169,901	$220,787	$191,370	$4,367,968
Chairman, President and Chief Executive Officer	2008	792,308	—	956,235	137,327	1,307,308	166,889	123,400	3,483,467
	2007	742,308	—	1,125,944	320,419	—	212,267	151,756	2,552,694

Andrew W. Evans	2009	457,692	—	313,965	29,428	658,349	41,290	64,607	1,565,331
Executive Vice President,	2008	441,154	—	320,046	46,040	587,270	63,661	54,317	1,512,488
Chief Financial Officer and Treasurer	2007	405,865	—	323,368	92,175	281,705	26,355	66,830	1,196,298

Henry P. Linginfelter	2009	443,077	—	285,972	26,780	620,813	81,496	44,299	1,502,437
Executive Vice President, Utility Operations	2008	396,538	—	269,307	38,367	448,804	79,564	28,276	1,260,856

Douglas N. Schantz	2009	332,692	—	120,878	11,336	1,161,568	101,752	73,007	1,801,233
President, Sequent	2008	317,692	—	124,896	17,993	820,246	84,693	49,490	1,415,010
Energy Management, LP	2007	302,692	—	1,132,479	37,553	123,325	62,974	68,120	1,727,143

Paul R. Shlanta	2009	377,692	—	156,505	14,652	459,353	72,157	52,182	1,132,541
Executive Vice President,	2008	361,923	—	160,023	23,020	386,013	71,538	41,475	1,043,992
General Counsel and Chief Ethics and Compliance Officer	2007	339,615	—	171,424	48,282	154,861	24,643	60,328	799,153

(1)	For each of the named executive officers, includes salary that was eligible for deferral, at the election of the named executive officer, under our Retirement Savings Plus Plan and Nonqualified Savings Plan.

(2)	The Company does not pay any discretionary bonuses to its Named Executive Officers. All annual incentive awards for 2009 were granted under the Company’s annual incentive compensation programs, and such awards are reported in the Non-Equity Incentive Plan Compensation column.

(3)

Reflects the aggregate grant date fair value of these awards based on the Financial Accounting Standards Board’s authoritative guidance relating to stock compensation. The assumptions used in calculating these amounts are incorporated by reference to Note 4—“Stock-based and Other Incentive Compensation Plans and Agreements” to the financial statements in our annual report on Form 10-K filed with the SEC on February 4, 2010. In the prior years’ Summary Compensation Table, based on then prevailing rules, the value of these awards reflected the grant date fair value of the amounts expensed in each year, for financial reporting purposes. On December 16, 2009, the Securities and Exchange Commission adopted a final rule that requires reporting of all stock and option awards granted during the fiscal year at the full grant date fair value. The value for each of the three years in this Summary Compensation Table reflects the full grant date fair value.

(4)	Reflects (i) annual incentive compensation earned under our annual incentive program, and (ii) performance cash unit awards. The following table reflects the amounts earned under our annual incentive plan in 2009 and paid in 2010, and the performance cash unit awards granted in 2007 and paid in 2010.

Non-Equity Incentive Plan Payout Detail

Name	Annual Incentive Compensation Payout ($)(a)	Performance Cash Unit Payout ($)	Total Non-equity Incentive Plan Compensation ($)
John W. Somerhalder II	$1,692,501	$477,400	$2,169,901
Andrew W. Evans	520,858	137,491	658,349
Henry P. Linginfelter	528,480	92,333	620,813
Douglas N. Schantz	1,106,190	55,378	1,161,568
Paul R. Shlanta	387,470	71,883	459,353

(5)	Reflects the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under the Retirement Plan, which we refer to as the Pension Plan, and the Excess Plan both of which are defined benefit plans. None of the named executive officers received any interest on deferred compensation at an above-market rate of interest during 2007, 2008 or 2009.

(6)	The following table reflects the items that are included in the All Other Compensation column for 2009.

All Other Compensation Detail

Name	Company Contributions to the Retirement Savings Plus Plan ($)(a)	Company Contributions to the Nonqualified Savings Plan($)(a)	Dividends Paid on Restricted Stock Awards ($)(b)	Perquisites (c)($)	Other Income ($)	Total All Other Compensation ($)
John W. Somerhalder II	$10,725	$96,845	$68,800	$15,000	$—	$191,370
Andrew W. Evans	10,725	35,786	3,096	15,000	—	64,607
Henry P. Linginfelter	10,725	29,518	975	3,081	—	44,299
Douglas N. Schantz	8,485	48,031	1,491	15,000	—	73,007
Paul R. Shlanta	10,725	24,794	1,663	15,000	—	52,182

(a)	Amounts of matching contributions contributed by the Company to the Retirement Savings Plus Plan and Nonqualified Savings Plan are calculated on the same basis for all plan participants in the relevant plan, including the named executive officers.

(b)	If eligible for dividend treatment, dividends are paid on shares of unvested stock at the same rate as on our other shares. Note that awards granted under the Omnibus Performance Incentive Plan approved by shareowners in 2007 are not eligible for dividends until vesting restrictions lapse.

(c)	Reflects the incurred cost to the Company in providing financial and tax planning benefits.

Grants of Plan-Based Awards

2009 Grants of Plan-Based Awards

The following table presents information concerning plan-based awards granted to each of the named executive officers during 2009.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts under Equity Incentive Plan Awards (3)
	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Thres- hold (#)	Target (#)	Max- imum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities (#)(4)	Exercise Price of Option ($/ Sh)(5)	Closing Market Price on Date of Option Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

John W. Somerhalder II	02/03/09	453,750	(1)	907,500	(1)	1,815,000	(1)
	02/03/09	420,000	(2)	700,000	(2)	980,000	(2)
	02/03/09											66,800	31.09	31.14	82,665
	02/13/09								27,730						882,091

Andrew E. Evans	02/03/09	149,500	(1)	299,000	(1)	598,000	(1)
	02/03/09	149,520	(2)	249,200	(2)	348,880	(2)
	02/03/09											23,780	31.09	31.14	29,428
	02/13/09								9,870						313,965

Henry P. Linginfelter	02/03/09	146,250	(1)	292,500	(1)	585,000	(1)
	02/03/09	136,080	(2)	226,800	(2)	317,520	(2)
	02/03/09											21,640	31.09	31.14	26,780
	02/13/09								8,990						285,972

Douglas N. Schantz	02/03/09	—	(1)	251,250	(1)	—	(1)
	02/03/09	57,600	(2)	96,000	(2)	134,400	(2)
	02/03/09											9,160	31.09	31.14	11,336
	02/13/09								3,800						120,878

Paul R. Shlanta	02/03/09	104,500	(1)	209,000	(1)	418,000	(1)
	02/03/09	74,460	(2)	124,100	(2)	173,740	(2)
	02/03/09											11,840	31.09	31.14	14,652
	02/13/09								4,920						156,505

(1)	Reflects annual incentive opportunity under the Annual Incentive Plan and the 2007 Omnibus Performance Incentive Plan (OPIP) that ended December 31, 2009.

Please see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above for actual payouts for 2009 and the narrative in the Compensation Discussion and Analysis.

(2)	For each of the named executive officers, reflects annual performance cash awards granted under the OPIP which have a 36-month performance measurement period that ends on December 31, 2011.

(3)	For each of the named executive officers, reflects restricted stock units granted on February 13, 2009 under the OPIP with a 12-month performance measurement period that ended on December 31, 2009.

(4)	Reflects stock option grants made on February 3, 2009 that vest in equal annual installments over a three-year period.

(5)	The exercise price for each of the options is the fair market value on the option’s date of grant. “Fair market value” is defined under the terms of the applicable plans as the closing price of our common stock as of the trading day immediately before the date of grant.

Outstanding Equity Awards at Fiscal Year End

The following table presents information concerning outstanding equity awards held by the named executive officers as of December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year End

		Option Awards					Stock Awards
Name		Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer- cisable Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

John W. Somerhalder II	(1)	03/03/06	—	200,000	$35.83	03/03/16	—	$—	—	$—
	(1)	03/03/06	—	—	—	—	40,000	1,458,800	—	—
	(2)	01/30/07	43,800	21,900	$38.96	01/30/17	—	—	—	—
	(6)	02/05/08	17,300	34,600	$39.03	02/05/18	—	—	—	—
	(7)	02/05/08	—	—	—	—	—	—	24,500	893,515
	(8)	02/03/09	—	66,800	$31.09	02/03/19	—	—	—	—
	(9)	02/13/09	—	—	—	—	—	—	27,730	1,011,313

Andrew W. Evans		01/03/05	5,700	—	$33.24	01/03/15	—	—	—	—
		09/27/05	24,000	—	$36.56	09/27/15	—	—	—	—
		02/01/06	19,400	—	$35.78	02/01/16	—	—	—	—
	(3)	02/17/06	—	—	—	—	—	—	1,800	65,646
	(2)	01/30/07	12,600	6,300	$38.96	01/30/17	—	—	—	—
	(6)	02/05/08	5,800	11,600	$39.03	02/05/18	—	—	—	—
	(7)	02/05/08	—	—	—	—	—	—	8,200	299,054
	(8)	02/03/09	—	23,780	$31.09	02/03/19	—	—	—	—
	(9)	02/13/09	—	—	—	—	—	—	9,870	359,959

Henry P. Linginfelter		01/03/05	6,200	—	$33.24	01/03/15	—	—	—	—
		02/01/06	6,100	—	$35.78	02/01/16	—	—	—	—
	(2)	01/30/07	3,533	1,767	$38.96	01/30/17	—	—	—	—
	(3)	02/17/06	—	—	—	—	—	—	567	20,678
	(4)	06/15/07	4,733	2,367	$40.20	06/15/17	—	—	—	—
	(6)	02/05/08	4,834	9,666	$39.03	02/05/18	—	—	—	—
	(7)	02/05/08	—	—	—	—	—	—	6,900	251,643
	(8)	02/03/09	—	21,640	$31.09	02/03/19	—	—	—	—
	(9)	02/13/09	—	—	—	—	—	—	8,990	327,865

Douglas N. Schantz		05/05/03	10,000	—	$25.50	05/05/13	—	—	—	—
		01/03/05	11,600	—	$33.24	01/03/15	—	—	—	—
		02/01/06	9,200	—	$35.78	02/01/16	—	—	—	—
	(3)	02/17/06	—	—	—	—	—	—	867	31,619
	(2)	01/30/07	5,133	2,567	$38.96	01/30/17	—	—	—	—
	(5)	07/31/07	—	—	—	—	26,254	957,483	—	—
	(6)	02/05/08	2,267	4,533	$39.03	02/05/18	—	—	—	—
	(7)	02/05/08	—	—	—	—	—	—	3,200	116,704
	(8)	02/03/09	—	9,160	$31.09	02/03/19	—	—	—	—
	(9)	02/13/09	—	—	—	—	—	—	3,800	138,586

		Option Awards					Stock Awards
Name		Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer- cisable Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Paul Shlanta		01/03/05	9,300	—	$33.24	01/03/15	—	—	—	—
		02/01/06	10,300	—	$35.78	02/01/16	—	—	—	—
	(3)	02/17/06	—	—	—	—	—	—	967	35,266
	(2)	01/30/07	6,600	3,300	$38.96	01/30/17	—	—	—	—
	(6)	02/05/08	2,900	5,800	$39.03	02/05/18	—	—	—	—
	(7)	02/05/08	—	—	—	—	—	—	4,100	149,527
	(8)	02/03/09	—	11,840	$31.09	02/03/19	—	—	—	—
	(9)	02/13/09	—	—	—	—	—	—	4,920	179,432

(1)	Stock options and restricted shares each vest as to 100% of the options and 100% of the shares, five years after date of grant on March 3, 2011.

(2)	Stock options vest at the rate of one-third per year, with vesting dates on January 30, 2008, January 30, 2009 and January 30, 2010.

(3)	Restricted stock units, having satisfied performance criteria for the applicable performance measurement period, converted to an equal number of restricted shares and vest at the rate of one-third per year, with vesting dates on January 30, 2008, January 30, 2009 and January 30, 2010.

(4)	Stock options vest at the rate of one-third per year, with vesting dates on June 15, 2008, June 15, 2009 and June 15, 2010.

(5)	Restricted will vest as to 100% of the shares on July 31, 2010.

(6)	Stock options vest at the rate of one-third per year, with vesting dates on February 5,
2009, February 5, 2010 and February 5, 2011.

(7)	Restricted stock units, having satisfied performance criteria for the applicable performance measurement period, converted to an equal number of restricted shares and vest at the rate of one-third per year, with vesting dates on February 3, 2010, February 3, 2011, and February 3, 2012.

(8)	Stock options vest at the rate of one-third per year, with vesting dates on February 3, 2010, February 3, 2011 and February 3, 2012.

(9)	Restricted stock units have a performance measurement period related to earnings per share, with the measurement period ending December 31, 2009. The performance measure was achieved, and the restricted stock units will convert to an equal number of shares of our common stock in 2010, and thereafter, are subject to time-based vesting over a three-year period.

Option Exercises and Stock Vested

The following table presents information concerning stock options exercised by the named executive officers during 2009 and stock awards held by our named executive officers that vested in 2009.

2009 Stock Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
John W. Somerhalder II	—	$—	—	$—
Andrew W. Evans	—	—	1,800	55,494
Henry P. Linginfelter	5,000	49,156	566	17,450
Douglas N. Schantz	—	—	866	26,699
Paul R. Shlanta	12,639	86,402	966	29,782

(1)	Includes the vesting of shares for each of the named executive officers as follows:

Value Realized on Vesting Detail

Name	Date of Grant	Date of Vesting	Vested (#)	Vested ($)
John W. Somerhalder II	—	—	—	$—
Andrew W. Evans	01/30/07	01/30/09	1,800	55,494
Henry P. Linginfelter	01/30/07	01/30/09	566	17,450
Douglas N. Schantz	01/30/07	01/30/09	866	26,699
Paul R. Shlanta	01/30/07	01/30/09	966	29,782

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer under our Pension Plan and Excess Plan, and, for Mr. Somerhalder, under terms set forth in his employment offer letter, and restated in an individual agreement. Assumptions used in the calculations are set forth in a table below the footnotes to the following table.

2009 Pension Benefits

Name	Plan Name(1)(2)(3)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John W. Somerhalder II	Pension Plan	4.0	$71,590	—
	Excess Plan	4.0	349,303	—
	Employment Offer Letter	4.0	260,200	—
Andrew W. Evans	Pension Plan	8.0	85,972	—
	Excess Plan	8.0	122,249	—
Henry P. Linginfelter	Pension Plan	29.0	297,268	—
	Excess Plan	29.0	125,421	—
Douglas N. Schantz	Pension Plan	7.0	115,613	—
	Excess Plan	7.0	304,583	—
Paul R. Shlanta	Pension Plan	12.0	170,533	—
	Excess Plan	12.0	241,390	—

(1)	The Pension Plan is a broad-based, tax-qualified defined benefit plan. All of our employees are eligible to participate in the Pension Plan, upon completion of one year of service and attainment of age 21. Plan benefits are determined, generally, by a “career average” earnings formula. Generally, the Pension Plan provides that the term “compensation” means base pay, overtime, and bonuses. Benefits vest upon completion of five years of service. A participant’s accrued benefit is calculated based upon the normal form of benefits for that participant, as of the date the participant will reach the Pension Plan’s normal retirement age of 65. The normal form of benefits for a participant who is single is a life annuity. The normal form for a married participant is a joint and 50% survivor annuity. The Pension Plan provides for the payment of benefits in other forms, if the participant so elects. These other forms include various annuities, and only in cases where a participant’s benefit is less than $10,000, a single lump sum payment. A participant may elect to receive benefits earlier than normal retirement age, once the participant has reached the early retirement age of 55. If a participant elects to commence benefits earlier than normal retirement age, the monthly payments will be reduced to reflect the fact that payments may continue over a longer period of time than if the employee had retired at normal retirement age. If the participant satisfies the Pension Plan’s requirements for early retirement (age 55 with 5 years of service) the reduced amount is subsidized so that the reduction from the full normal retirement benefit is less severe than a full actuarial reduction. If the participant does not satisfy the early retirement criteria, the reduced payments represent the actuarial equivalent of the full normal retirement benefit.

(2)	The Excess Plan is a non-qualified, and unfunded, defined benefit plan designed for the benefit of a select group of management or highly compensated employees. Specifically, the Excess Plan is available to our employees who are adversely affected by limitations set forth in the U.S. tax code, imposed on benefits under a tax-qualified plan, such as the Pension Plan. Benefits under the Excess Plan are calculated pursuant to a formula that first determines what the participant’s benefit would be under the Pension Plan, but for the imposition of the U.S. tax code limits and then subtracts from that figure, the amount the participant will actually be entitled to under the Pension Plan. Benefits under the Excess Plan are paid in the same forms available under the Pension Plan, and are distributed at the later of separation from service or age 62.

Pension Benefit Assumptions

We used the following assumptions in calculating the present value of accumulated benefits:

• Retirement age:	Earliest Unreduced
• Payment form:	Life annuity
• Discount rate:	6.40% at 12/31/2007, 6.20% at 12/31/2008 and 6.00% at 12/31/2009
• Postretirement mortality:	Use of the RP-2000 mortality table, with mortality improvements projected for 10 years. The RP-2000 table (or “Retired Pensioners Mortality Table”) is the mortality table prescribed for the plans by the U.S. Treasury Department. To reflect more recent expectations in mortality rates, the table incorporates projected improvements in life expectancy, over a 10-year period.
• Salary scale:	None
• Preretirement decrements: (Mortality withdrawals disability)	None

Nonqualified Deferred Compensation

The table below relates to and describes compensation deferred by named executive officers under our Nonqualified Savings Plan.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)(1)	Registrant Contributions in Last FY ($) (c)(2)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(3)
John W. Somerhalder II	$148,992	$96,845	$90,703	$—	$558,304
Andrew W. Evans	134,165	35,786	25,832	—	356,971
Henry P. Linginfelter	45,412	29,518	65,549	—	257,771
Douglas N. Schantz	139,214	48,031	47,559	—	694,406
Paul R. Shlanta	38,953	24,794	109,421		502,555

(1)	All amounts set forth in column (b) are included in the Summary Compensation Table in the column for Salary.

(2)	All amounts set forth in column (c) represent Company contributions to our Nonqualified Savings Plan and are included in the Summary Compensation Table in the column for All Other Compensation.

(3)	Amounts set forth in column (f) for each named executive officer include amounts previously reported in the Summary Compensation Table, in the previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and annual incentive and Company matching contributions. This total reflects each named executive officer’s deferrals, matching contributions and investment experience.

The Nonqualified Savings Plan allows eligible employees to defer up to 75% of base salary and up to 100% of annual incentive pay as before-tax contributions. The timing restrictions for contribution deferral elections are intended to comply with Section 409A of the U.S. tax code, as well as other applicable tax code provisions. The Company matches contributions at a rate of 65% of participant contributions, up to the first 8% of the participant’s covered compensation. However, matching contributions under the Nonqualified Savings Plan are offset by the maximum matching contributions the participant could receive under our tax-qualified Retirement Savings Plus Plan. Each participant in the Nonqualified Savings Plan has a plan account, which represents a bookkeeping entry reflecting contributions and earnings/losses on the actual performance of the participant’s notional investments. Participants are always 100% vested in their own contributions and vest in employer matching contributions over a three-year period according to a vesting schedule. The vesting associated with employer matching contributions, is based upon employment service with the Company, and is not subject to vesting based upon when the contribution itself was made. Distributions of a participant’s account balance occur following a termination of employment. Participants have the option of taking distributions, following termination of employment, in the following forms: (i) a single lump sum cash payment; (ii) a lump sum cash payment of a portion of the participant’s account, with the remainder distributed in up to 10 equal annual installments; or (iii) between one and ten equal annual installments. The notional investment choices under the Nonqualified Savings Plan are very similar to the investment choices in the Retirement Savings Plus Plan.

Potential Payments upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation and benefits to our named executive officers in the event of a termination of employment following a change in control of our Company. We do not otherwise maintain any agreement, plan or practice that specifically provides for compensation to a named executive officer upon termination of employment. The appropriate amount of compensation payable to each named executive officer in each relevant situation is listed in the tables below. Footnotes relating to all of these tables follow the last table on page 67.

The following table describes the potential payments upon termination of employment with the Company for John W. Somerhalder II, our chairman, president and chief executive officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	(3)	$—	$1,650,000	$—
Short-term Incentive	—	—	—	2,332,984	907,500
Long-term Incentives
Unvested Restricted Stock	—	—	—	2,352,315	—
Unvested Restricted Stock Units	—	—	—	1,011,313	—
Unvested Performance Cash Units	—	—	—	700,000	—
Unvested Stock Options	—	—	—	487,384	128,000
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	30,695	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	7,933	7,933	7,933	7,933	7,933
Outplacement Assistance	—	—	—	206,250	—
TOTAL:	$7,933	(3)	$7,933	$8,778,874	(6)

The following table describes the potential payments upon termination of employment with the Company for Andrew W. Evans, our executive vice president, chief financial officer and treasurer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	(3)	$—	$920,000	$—
Short-term Incentive	—	—	—	890,840	299,000
Long-term Incentives
Unvested Restricted Stock	—	—	—	364,700	—
Unvested Restricted Stock Units	—	—	—	359,959	—
Unvested Performance Cash Units	—	—	—	244,533	—
Unvested Stock Options	—	—	—	127,936	127,936
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	49,660	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	—	—	—	—	—
Outplacement Assistance	—	—	—	115,000	—
TOTAL:	$—	(3)	$—	$3,072,628	(6)

The following table describes the potential payments upon termination of employment with the Company for Henry P. Linginfelter, our executive vice president, utility operations.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	(3)	$—	$900,000	$—
Short-term Incentive	—	—	—	700,638	292,500
Long-term Incentives
Unvested Restricted Stock	—	—	—	347,680	—
Unvested Restricted Stock Units	—	—	—	327,865	—
Unvested Performance Cash Units	—	—	—	211,867	—
Unvested Stock Options	—	—	—	116,423	116,423
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	62,913	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	3,029	3,029	3,029	3,029	3,029
Outplacement Assistance	—	—	—	112,500	—
TOTAL:	$3,029	(3)	$3,029	$2,782,915	(6)

The following table describes the potential payments upon termination of employment with the Company for Douglas N. Schantz, president, Sequent.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	(3)	$—	$670,000	$—
Short-term Incentive	—	—	—	1,584,583	251,250
Long-term Incentives
Unvested Restricted Stock	—	—	—	1,105,794	—
Unvested Restricted Stock Units	—	—	—	138,586	—
Unvested Performance Cash Units	—	—	—	92,873	—
Unvested Stock Options	—	—	—	49,281	49,281
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	53,355	—
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	2,577	2,577	2,577	2,577	2,577
Outplacement Assistance	—	—	—	95,000	—
TOTAL:	$2,577	(3)	$2,577	$3,792,049	(6)

The following table describes the potential payments upon termination of employment with the Company for Paul R. Shlanta, our executive vice president, general counsel and chief ethics and compliance officer.

	Potential Payments Upon Termination Other than in Connection with a Change in Control			Potential Payments Upon Termination Following a Change in Control
Executive Benefits and Payments Upon Termination(1)	Voluntary Termination (2)	Involuntary Not for Cause Termination (3)	For Cause Termination (4)	Involuntary or Good Reason Termination (5)	Death or Disability (6)
Cash Severance:
Base Salary	$—	(3)	$—	$760,000	$—
Short-term Incentive	—	—	—	647,168	209,000
Long-term Incentives
Unvested Restricted Stock	—	—	—	184,781	—
Unvested Restricted Stock Units	—	—	—	179,432	—
Unvested Performance Cash Units	—	—	—	121,833	—
Unvested Stock Options	—	—	—	63,699	63,699
Benefits & Perquisites:
Post-retirement/Post-termination Health Care and Life Insurance	—	—	—	83,361	(6)
Disability Benefits	—	—	—	—	(6)
Death Benefit	—	—	—	—	(6)
Accrued Vacation Pay	1,644	1,644	1,644	1,644	1,644
Outplacement Assistance	—	—	—	206,250	—
TOTAL:	$1,644	(3)	$1,644	$2,248,168	(6)

Below is a description of the assumptions that we used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Notes to Potential Payments upon Termination or Change in Control Tables

(1)	For purposes of this analysis, we assumed the executive’s compensation as current base salary, target annual incentive opportunity and target long-term incentive opportunity, each as of December 31, 2009. Each column assumes the named executive officer’s date of termination is December 31, 2009 and the price per share of our common stock on the date of termination is $36.47.

(2)	If the executive leaves voluntarily prior to retirement eligibility, compensation stops as of the termination date. All outstanding, long-term incentive awards would be forfeited. No further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. Prorated accrued and unused vacation would be paid. If the executive was retirement-eligible at the time of voluntary termination and elected to retire, in addition to commencing retirement benefits, he would be entitled to a prorated annual incentive under the Annual Incentive Plan and for accelerated vesting of certain unvested stock options.

(3)	If the executive is terminated without “cause,” a severance agreement may be executed based upon the facts and circumstances of the termination and in exchange for a release of any future liabilities which might otherwise be claimed by the executive. Due to the wide range and variety of circumstances, there is no preset policy governing involuntary severance compensation. However, any terms of such a special agreement would be subject to the review and approval of the Compensation Committee. Upon such a termination, no further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. Outstanding long-term incentive awards would be forfeited and annual incentive would not be payable. The prorated value of accrued but unused vacation would be paid.

(4)	If the executive is terminated for “cause,” compensation stops as of the termination date. All outstanding long-term incentive awards would be forfeited. No further benefits would be earned under ERISA-qualified plans. Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected.

(5)	If the executive is terminated without cause, or resigns for good reason, generally, within two years of a change in control (as described below) the terms and conditions described below under “Payments upon a Termination in connection with a Change in Control” would apply.

(6)	If the executive’s employment terminates as a result of death, a death benefit would be paid to the executive’s estate in an amount equal to the lesser of one year’s base salary or $250,000 from a company-sponsored plan that covers all employees. That plan does not discriminate in favor of executives, or highly compensated employees. Upon a determination of long-term disability, payments would be made, based on the level of coverage elected and paid for by the executive, under our group disability plan. Our disability plan is also a plan that does not discriminate in favor of executives, or highly compensated employees.

A prorated bonus award would also be paid. Bonus amounts shown are at target level. Certain unvested stock options would vest and vested stock options would be exercisable for a period of one year following death.

All other unvested long-term incentives would be forfeited.

Balances related to compensation deferred under the Nonqualified Savings Plan, if any, would be paid out in the year following the year of termination, or later if the executive has so elected. The prorated value of accrued but unused vacation would be paid.

Payments upon a Termination in connection with a Change in Control

Each of the named executive officers has a continuity agreement with us, as referenced on page 50 in the Compensation Discussion and Analysis. The purpose of these agreements is to retain key management personnel and assure continued productivity of such personnel in the event of a change in control of our Company.

The continuity agreements define a “change in control” to generally mean the occurrence of any of the following events:

•	the acquisition by a person or group of persons of more than a specified percentage (at least 50%) of our voting securities;

•	the acquisition, within a twelve month period by a person or group of more than 35% of the total voting power of the stock of the Company;

•	the replacement, during a twelve-month period of a majority of members of our board of directors; or

•	the acquisition by a person or group of assets of the Company, having a fair market value of at least 50% of the fair market value of all Company assets, immediately before such acquisition.

Generally, no benefits are provided under the continuity agreements for any type of termination that occurs before our announcement of our intention to engage in a transaction that is expected to result in a change in control, which we refer to as a “change in control transaction,” or for terminations that occur after such an announcement due to death, disability, voluntary termination without “good reason” or any termination for “cause,” which includes failure to perform duties and responsibilities and fraud or dishonesty. “Good reason” includes a material diminution of position, duties or responsibilities; material diminution of base salary or annual incentive opportunity, a material breach by the Company of any agreement under which the executive provides services; or a material change in the geographic location (at least 50 miles) of the executive’s primary employment location.

An officer who is involuntarily terminated without cause or voluntarily terminated for good reason within two years of the date of the consummation of a change in control would be entitled to:

•

a severance benefit equal to two times the sum of his or her base salary plus the average annual incentive compensation actually paid during the three years prior to the year of the qualifying termination;

•

a prorated annual incentive compensation payment for the year of the qualifying termination, based on the number of days the named executive officer was employed by us during that year (in the case of a termination occurring on December 31st, the prorated annual incentive payment would equal the full value of the award);

•	two-year continuation of medical, dental and life insurance benefits;

•	potential vesting of long-term incentive compensation, pursuant to the terms of the plan the awards were granted under; and

•	outplacement assistance.

We will pay any additional retirement benefit payable due to the provisions of the continuity agreements from general assets. The executives may also receive reimbursement of legal fees in connection with the enforcement of payments under the continuity agreements.

If the payments under the continuity agreements and under any other compensation arrangement with the Company, were to exceed three times the base amount permitted under Section 280G(b)(3) of the

U.S. tax code by 10% or more, the affected executive would have the choice between paying an additional amount, equal to the excise tax, plus an amount equal to the state, federal and FICA taxes on the additional amount, or having the payments and benefits under the agreement reduced and payable only to the maximum amount which could be paid without the imposition of the excise tax under Section 4999 of the U.S. tax code.

The continuity agreements contain covenants on the part of the executive relating to the maintenance of our confidential information and that require the executive to refrain, for a period of 24 months following a qualifying termination, from soliciting employees of the Company or its subsidiaries.

Summary of Potential Payments upon a Change in Control

The following table summarizes the value of the payments that each of our named executive officers would receive as a result of the vesting of long-term incentive awards if a change in control occurred on December 31, 2009, and the executive did not incur a termination of employment. The amounts in the table exclude the value of long-term incentive awards that were vested by their terms on December 31, 2009.

	John W. Somerhalder II		Andrew W. Evans		Henry P. Linginfelter		Douglas N. Schantz		Paul R. Shlanta
Stock Options	$487,384		$127,936		$116,423		$49,281		$63,699
Unvested Restricted Stock	1,458,800		65,646		96,037		989,090		35,254
	893,515	*	299,054	*	251,643	*	116,704	*	149,527	*
Unvested Restricted Stock Units	1,011,313	*	359,959	*	327,865	*	138,586	*	179,432	*
Unvested Performance Cash Units	700,000	*	244,533	*	211,867	*	92,873	*	121,833	*
Total	$4,551,012		$1,097,128		$1,003,835		$1,386,534		$549,745

Each column assumes the change in control occurred on December 31, 2009 and the price per share of our common stock on the date of termination is $36.47. Amounts designated with an (*) were granted under our 2007 Omnibus Performance Incentive Plan, which provides that such awards will only become vested and non-forfeitable immediately following the change in control (absent a qualifying termination of employment), if the surviving entity fails to assume or substitute for the awards.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
	(a)(1)	(b)	(c)(1)
Equity compensation plans approved by security holders	2,594,448	$33.31	4,572,891
Equity compensation plans not approved by security holders	60,731	25.23	211,409
Total	2,655,179		4,784,300

(1)	Includes shares issuable as follows:

Name of Plan	Approved by Security Holders	Active/ Inactive Plan (2)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options)
2007 Omnibus Performance Incentive Plan	Ö	Active	514,987	4,147,782
Long-Term Incentive Plan (1999)	Ö	Inactive	2,039,248	—
2006 Directors Plan	Ö	Active	N/A	152,740
1996 Directors Plan	Ö	Active	40,213	14,304
Employee Stock Purchase Plan	Ö	Active	N/A	258,065
Subtotal—Approved Plans			2,594,448	4,572,891
Officer Incentive Plan(3)	No	Active	60,731	211,409
Subtotal—Not Approved Plans			60,731	211,409
Total			2,655,179	4,784,300

(2)	No further grants will be made under the inactive plan except for reload options that may be granted under outstanding option agreements.

(3)	The Officer Incentive Plan is our only plan that was not approved by our security holders. The Officer Incentive Plan provides for the grant of nonqualified stock options and shares of restricted stock to new-hire officers. At the time of its adoption, the Officer Incentive Plan did not require shareholder approval under the rules of the New York Stock Exchange or otherwise. The Officer Incentive Plan is considered an “open market” plan. This means that shares issuable under the Officer Incentive Plan will be purchased by the Company on the open market.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Unless otherwise indicated, at the time we entered into the following transaction, we had not yet adopted a written policy on the review, ratification or approval of related person transactions. See “Corporate Governance—Policy on Related Person Transactions.”

Mr. Thomas D. Bell, Jr., a member of our board of directors, was the Chairman and Chief Executive Officer of Cousins Properties Incorporated until his retirement effective as of July 1, 2009. Cousins holds a 50% general partnership interest in Ten Peachtree Place Associates, or TPPA, which owns the building where we lease space for our corporate headquarters. Mr. Bell was not an officer of TPPA. Although Cousins is the managing member of TPPA, major business decisions for the TPPA partnership must be decided unanimously by Cousins and its partner. Prior to Mr. Bell joining our board of directors, we entered into a ten-year lease agreement with TPPA that commenced in 2003. Cousins’ 50% interest in the amount we paid in lease payments to TPPA in 2007 was approximately $3,466,000, in 2008 was approximately $3,510,000 and in 2009 was approximately $3,629,177, which was less than 2% of both our consolidated gross revenues and Cousins’ consolidated gross revenues for such respective years. The board of directors determined that Mr. Bell is independent because our business relationship with TPPA is not material as payments of less than 2% do not create any presumption of materiality under our Standards for Determining Director Independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, including executive officers, and any person who owns more than 10% of our common stock to file reports of initial common stock ownership and changes in common stock ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and written representations that no other reports were required for those persons, during 2009, all filing requirements were met except for the following: (1) reports on Form 4 of a stock option grant awarded on

February 3, 2009 filed on February 20, 2009 by each of Ms. Platt and Messrs. Cleveland, Evans, Linginfelter, Seas, Schantz and Shlanta due to administrative error; (2) a report on Form 4 of a stock option exercise on May 1, 2009 filed on May 7, 2009 for Mr. Linginfelter due to administrative error; and (3) reports on Form 4 of acquisitions of common stock equivalents under the Company’s Nonqualified Savings Plan by Mr. Somerhalder from 2007 to December 2009 filed by Mr. Somerhalder on December 17, 2009 and subsequent Form 4s filed late for the same type of acquisition for Mr. Somerhalder due to administrative constraints that were filed on February 17, 23, March 25, April 2, 16, May 1, 22, June 18, July 1, and August 12, 2009.

GENERAL INFORMATION

2009 Annual Report

A copy of our 2009 annual report is available on the internet at www.proxyvote.com and at our web site at www.aglresources.com. The annual report, which contains financial and other information about us, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Availability of Corporate Governance Documents

Our Standards for Determining Director Independence, our Corporate Governance

Guidelines, our Code of Business Conduct, our Code of Ethics, and the charters of each of our board committees are available on our web site at www.aglresources.com and are available in print to any shareholder who requests them. You may contact our Investor Relations department for copies at:

AGL Resources Inc.

Investor Relations

P.O. Box 4569, Location 1071

Atlanta, Georgia 30302-4569

Annex A

Proposed Amendment to our Bylaws to Eliminate the Classification of the Board of Directors

Article II, Section 2.2 of the Bylaws of AGL Resources Inc. is amended in its entirety to read as follows:

“SECTION 2.2. Number and Tenure. The Board of Directors shall consist of at least five (5) members and not more than fifteen (15) members, the exact number of Directors to be fixed from time to time by resolution of the Board of Directors of the Company. No decrease in the number or minimum number of Directors, through amendment of the Articles of Incorporation or of these Bylaws or otherwise, shall have the effect of shortening the term of any incumbent Director. Beginning with the 2010 annual meeting of shareholders, and at each annual meeting of shareholders thereafter, all directors elected at the annual meeting of shareholders shall be elected for a one-year term expiring at the next annual meeting of shareholders. Each director who is serving as a director immediately following the 2010 annual meeting of shareholders, or is thereafter elected a director, shall hold office until the expiration of the term for which he or she was elected, and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation, retirement, removal or disqualification from office. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or other incapacity, and any newly created Directorships resulting from an increase in the number of Directors, shall be filled by a majority vote of the Directors then in office, whether or not a quorum. Directors may be elected by shareholders only at an annual meeting of shareholders. Each Director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each Director chosen to fill a newly created Directorship shall hold office until the election and qualification of his or her successor at the next election of Directors by the shareholders.”

A-1

Ten Peachtree Place, N.E., Atlanta, Georgia 30309, aglresources.com

AGL RESOURCES INC.

10 PEACHTREE PLACE

ATLANTA, GA 30309

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AGL RESOURCES INC.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

Vote on Directors

1. Election of directors:	☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT
Nominees:			To withhold authority to
01 Sandra N. Bane 02 Thomas D. Bell, Jr. 03 Dean R. O’Hare Vote on Proposals			vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. To amend our bylaws to eliminate classification of the board of directors, which conforms to the amendment to our articles of incorporation approved by the shareholders at the 2009 annual meeting.	☐	For	☐	Against	☐	Abstain

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.	☐	For	☐	Against	☐	Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

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Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

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AGL Resources Inc.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 27, 2010

10:00 a.m. Eastern Time

10 Peachtree Place

Atlanta, Georgia 30309

Revocable Proxy — Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John W. Somerhalder II, Paul R. Shlanta and Andrew W. Evans, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that the undersigned is entitled to vote at the 2010 Annual Meeting of Shareholders of the Company, to be held on Tuesday, April 27, 2010, and at any and all adjournments thereof, as indicated on the reverse side of this card.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2009 Annual Report to Shareholders is hereby acknowledged.

When properly executed, this proxy card will be voted as directed. If no voting instructions are specified, this proxy card will be voted “FOR” each of the proposals.

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AGL RESOURCES INC.

10 PEACHTREE PLACE

ATLANTA, GA 30309

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If you vote by Phone or Internet, please do not mail your Proxy Card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (ET) on April 22, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (ET) on April 22, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AGL RESOURCES INC.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

Vote on Directors

1. Election of directors:	☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT
Nominees:			To withhold authority to
01 Sandra N. Bane 02 Thomas D. Bell, Jr. 03 Dean R. O’Hare			vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. To amend our bylaws to eliminate classification of the board of directors, which conforms to the amendment to our articles of incorporation approved by the shareholders at the 2009 annual meeting.	☐	For	☐	Against	☐	Abstain

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010.	☐	For	☐	Against	☐	Abstain

In their discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof. If any other business is presented at the Annual Meeting, this proxy card will be voted by the Trustee according to the instructions of the Administrative Committee of the RSP Plan. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH PROPOSAL.

For address changes and/or comments, please check this box and         ☐

and write them on the back where indicated.

Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Please present this admission ticket and valid picture identification for admission to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report/10-K Wrap are available at www.proxyvote.com

Please detach here

AGL Resources Inc.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 27, 2010

10:00 a.m. Eastern Time

10 Peachtree Place

Atlanta, Georgia 30309

Revocable Proxy—Common Stock

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Merrill Lynch Bank & Trust Co., FSB, which acts as Trustee for the AGL Resources Inc. Retirement Savings Plus Plan (the “RSP Plan”), as proxy, to act for and in the name of the undersigned, to vote all shares of Common Stock of AGL Resources Inc. (the “Company”) that have been allocated to the account of the undersigned under the RSP Plan, at the 2010 Annual Meeting of Shareholders of the Company, to be held on Tuesday, April 27, 2010, and at any and all adjournments thereof, as indicated on the reverse side of this card.

Under the terms of the RSP Plan, only the Trustee of the plan can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

Receipt of the Notice of the Annual Meeting, the accompanying Proxy Statement and the 2009 Annual Report to Shareholders is hereby acknowledged.

When properly executed, this proxy card will be voted as directed. If no voting instructions are specified, this proxy card will be voted “FOR” each of the proposals.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Your telephone or Internet vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.